Exhibit 10.10

CHINO SPECTRUM MARKETPLACE
CHINO, CALIFORNIA

LEASE

by and between

SY VENTURES V, LLC, a California limited liability company

"Landlord"

and

GLOBAL AA GROUP, INC., a CA corporation

"Tenant"

TABLE OF CONTENTS

Page

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR, THE PREMISES; THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD AND TENANT. NO ACT OR OMISSION OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD'S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE PROVISIONS HEREOF.

CHINO SPECTRUM MARKETPLACE
CHINO, CALIFORNIA

SHOPPING CENTER RETAIL SHOP LEASE

THIS SHOPPING CENTER RETAIL SHOP LEASE ("LEASE") is dated 11/23, 2016 ("Effective Date"), and entered into by and between **SY Ventures V, LLC**, a California limited liability company ("Landlord"), and **Global AA Group, Inc.**, a CA corporation ("Tenant").

ARTICLE I.

FUNDAMENTAL LEASE PROVISIONS

Definitions.
For purposes of this Lease, the following terms shall have the following meanings:

Center:	That certain shopping center commonly known to be or known as Chino Spectrum Marketplace, in the City of Chino, County of San Bernardino, State of California.
Premises:	That certain space known as 4004 Grand Avenue, Suite C, Chino, California 91710, and having approximately one thousand eight hundred (1,800) square feet of floor area, as shown on the Site Plan attached hereto as **Exhibit "A"**.
Use of Premises:	The Premises shall be used *solely* for a full-service, sit down restaurant serving primarily Japanese style noodles and cuisine. The Premises may not be used for any other use or purpose whatsoever. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant use or permit the use of the Premises for any purposes which would (a) breach any covenant of or affecting Landlord concerning radius, location, prohibited use or exclusivity in any other lease which prohibited uses and exclusives are set forth in **Exhibit "G"** attached hereto, financing agreement, or other agreement relating to the Center including, without limitation, the OEA (as defined in Section 22.1); or (b) compete with the primary use of another tenant of the Center.
Trade Name:	Yoshiharu Ramen
Lease Term:	One hundred twenty (120) months, commencing on the Rental Commencement Date, as defined below. (As set forth in Section 3.1.)

Renewal Option:	Tenant shall have two (2) consecutive options to extend the Lease Term, each for a period of five (5) years. (As set forth in Section 3.5.)
Commencement Date:	Subject to satisfaction of the Existing Tenant Contingency set forth in Article II below, the date Landlord initially tenders possession of the Premises to Tenant, with Landlord's Work substantially complete.
Rental Commencement Date:	That date that is one hundred eighty (180) days following the date Approved Construction Plans (as defined in **Exhibit "B"**) are achieved; provided, however, that Tenant shall deliver Tenant's construction Plans to Landlord within forty-five (45) days following receipt of Landlord's approved demised plans.

Minimum Annual Rent:

Lease Years	Monthly Annual Rent/square foot of floor area	Monthly Installments of Minimum Annual Rent
1	$3.00	$5,400.00
2	$3.09	$5,562.00
3	$3.18	$5,724.00
4	$3.28	$5,904.00
5	$3.38	$6,084.00
6	$3.48	$6,264.00
7	$3.58	$6,444.00
8	$3.69	$6,642.00
9	$3.80	$6,840.00
10	$3.91	$7,038.00
First Option Term		
11	Greater of: (a) Fair Market Rent determined pursuant to Section 4.2, and (b) Minimum Monthly Rent paid during Lease Year 10 increased by 3%	
12	3% Increase	
13	3% Increase	
14	3% Increase	
15	3% Increase	
Second Option Term		
16	Greater of: (a) Fair Market Rent, and (b) Minimum Monthly Rent paid during Lease Year 15 increased by 3%	
17	3% Increase	
18	3% Increase	
19	3% Increase	
20	3% Increase	

Percentage Rent:	None.
Exclusive:	None.
Security Deposit and Prepaid Rent:	$5,400.00. Upon Lease execution, Tenant shall also deliver (a) the first month's rent of $5,400.00, (b) the first month's estimated NNN charges of $1,098.00, and (c) the first month's Merchant's Association charge of $75.00. Accordingly, on Lease execution, Tenant shall deliver to Landlord a check payable to Landlord in the amount of $11,973.00. If this Lease is terminated by either party due to the failure to satisfy the Existing Tenant Contingency (as defined below), the Security Deposit and Prepaid Rent shall be reimbursed by Landlord to Tenant within five (5) business days of written notice of such termination.
Delayed Opening Rental:	$10,000.00
Merchant's Association Charge:	Seventy-Five and 00/100 Dollars ($75.00) per month, subject to increase annually pursuant to Article XXVII. (Article XXVII)
Address for Notices:	
To Landlord:	SY Ventures V, LLC c/o Shin Yen Equity, Inc. 3808 Grand Avenue, Suite B Chino, California 91710
To Tenant:	At the address of the Premises
Tenant Allowance:	An amount not to exceed Fifty Four Thousand and 00/100 Dollars ($54,000.00) (based on $30.00/square foot). (As set forth in Article IV of **<u>Exhibit "B"</u>**).
Guarantor:	LONGJI JIN, an individual

<u>Exhibits.</u>

The following drawings, documents and provisions are attached hereto as Exhibits and incorporated herein by this reference:

Exhibit "A": General Site Plan of the Center.

Exhibit "B": Provisions Relating to the Construction of the Premises.

Exhibit "C": Form of Guaranty of Lease.

Exhibit "D": Form of Tenant Estoppel Certificate.

Exhibit "E": Sign Criteria.

Exhibit "F": Rules and Regulations.

Exhibit "G": Existing Exclusives and Prohibited Uses.

ARTICLE II.

DEMISED PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which Premises are situated within the Center as delineated in **Exhibit "A"**. Tenant acknowledges that Landlord may unilaterally change the shape, size, location, number and extent of the improvements to any portion of the Center without Tenant's consent and without providing notice to the Tenant thereof. All measurements of the Premises shall be made from the outside of exterior walls and from the center of the interior demising partitions, including those measurements to establish the length and width of the Premises. Deductions shall not be allowed for columns, sprinkler risers, roof drains, vents, piping, wastelines, conduit, ventilation shafts and related items serving the other tenant spaces. This Lease is subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration of this Lease to keep and perform each and all of such terms, covenants and conditions to be kept and performed by it.

Tenant acknowledges that, as of the Effective Date, the Premises is occupied by another tenant ("Existing Tenant") of the Shopping Center, and that the Lease is subject to, and contingent upon, Landlord recapturing possession of the premises from the Existing Tenant (the "Existing Tenant Contingency"). Landlord shall have no liability to Tenant whatsoever in the event that Landlord, despite its good faith efforts, is unable to recapture the Premises from the Existing Tenant and Tenant hereby waives any claim against Landlord as a result of any delay in Landlord completing Landlord's Work, or delivering the Premises to Tenant except for Landlord's obligation to reimburse Tenant for the Security Deposit and Prepaid Rent as set forth below. If Landlord, despite its good faith efforts, is unable to satisfy the Existing Tenant Contingency, on or before March 1, 2017, then Landlord and Tenant shall each have the right to terminate this Lease immediately upon written notice to the other, and in the event of such termination, this Lease shall be deemed terminated, and neither Landlord nor Tenant shall thereafter have any rights or obligations provided hereunder; provided, however, that Landlord shall reimburse Tenant for the Security Deposit and Prepaid Rent within five (5) business days after either party provides written notice terminating this Lease pursuant to this paragraph.

ARTICLE III.

TERM

Commencement of Term.

The Lease shall be effective as of the Effective Date and shall continue thereafter for the period of the Lease Term set forth in Section 1.1 above, which Lease Term shall be computed from the first day of the first full calendar month immediately following the Rental Commencement Date or from the Rental Commencement Date, if the Rental Commencement Date occurs on the first day of the month, unless sooner terminated as hereinafter provided. The term "Lease Year" shall mean each consecutive twelve (12) month period from and after the Rental Commencement Date until expiration of the Lease Term. The term "Lease Term" shall collectively mean the original Lease Term and any exercised Option Term (as defined in Section 3.5). Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises upon "Substantial Completion" of "Landlord's Work" (as those terms are described in **Exhibit "B"**). Notice from Landlord of Substantial Completion of Landlord's Work in the Premises in accordance with **Exhibit "B"** hereof shall be conclusive and binding upon the parties hereto. If Landlord inadvertently fails to give Tenant such notice prior to Tenant taking possession of the Premises, such notice shall be deemed given as of the date Tenant takes possession of the Premises. In the event that Landlord has not delivered possession of the Premises within two hundred seventy (270) days from the Effective Date hereof, this Lease shall automatically terminate, and Landlord and Tenant shall be relieved from any and all liability hereunder. Such automatic termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete Landlord's Work on a timely basis.

Estoppel Certificate.

Within twenty (20) days after receipt of notice by Landlord, but in no event less than twenty (20) days after delivery of possession of the Premises by Landlord to Tenant, and at any other time during the Lease Term, within ten (10) days following request in writing by Landlord, Tenant will execute and deliver to Landlord an estoppel certificate substantially in the form attached hereto as **Exhibit "D"** indicating therein any exceptions thereto which may exist at that time. The failure of Tenant to execute and deliver such certificate on a timely basis shall constitute (a) an automatic acceptance of the Premises and an express acknowledgment by Tenant that the statements included in **Exhibit "D"** are true and correct, without exception, and (b) a material breach of Tenant's obligations under this Lease (which may be waived in writing by Landlord).

Tenant's Work.

Except as set forth in **Exhibit "B"**, Tenant shall commence Tenant's Work within thirty (30) days following (a) the notice from Landlord described in Section 3.1 above that Landlord's Work has been Substantially Completed in accordance with **Exhibit "B"**; or (b) the date Approved Construction Plans (as defined in **Exhibit "B"**) are achieved, whichever is later. Tenant, at its sole cost and expense, shall diligently perform all of Tenant's Work as set forth in **Exhibit "B"** and shall equip the Premises with all trade fixtures and personal property including, but not limited to, counters, signage and inventory and all other improvements not provided by Landlord suitable or appropriate for the regular and normal operation of the type of business in which Tenant is engaged. All materials, furnishings, trade fixtures, personal property, furniture and fixtures shall be new or of likenew quality. Tenant further agrees to open for business as

soon as possible after substantial completion of Landlord's Work as specified in **Exhibit "B"**. In any event, Tenant agrees to open for business not later than sixty (60) days following the Rental Commencement Date.

Delayed Opening Rental.

If Tenant fails to open for business to the public in the Premises on or before the date which is sixty (60) days following the Rental Commencement Date, Tenant shall pay to Landlord, in addition to Tenant's obligation to pay Minimum Annual Rent and all Additional Rent from and after the Rental Commencement Date, the amount set forth in Section 1.1 (Delayed Opening Rental), in arrears on the last day of the month for each month or partial month Tenant is not open for business in the Premises following the date which is sixty (60) days following the Rental Commencement Date ("Delayed Opening Rental"). Delayed Opening Rental for any partial month shall be prorated on the basis of thirty (30) days.

III.5 Option to Extend.

Option Term

. Provided that Tenant has not been in default of any material provision of this Lease during the Lease Term, and is not in default of any provision of this Lease at the time of exercise or at any time thereafter prior to the commencement of the "Option Term" (as defined below), Tenant may extend (the "Option to Extend") the Lease Term for two (2) additional five (5) year periods as specified in Section 1.1 above (each such period being referred to herein as an "Option Term" or "Option") only by giving Landlord written notice not more than three hundred sixty (360) days nor less than one hundred eighty (180) days before the expiration of the then-current Term. All of the terms and conditions of the Lease, except this right to extend the Term, any rental concession, construction allowance or other concession previously granted to Tenant, shall apply to the Option Term, and reference in this Section 3.5 and elsewhere in this Lease to the "Lease Term" or "Term" shall be deemed to include, as applicable, the Option Term(s).

Confirming Memorandum

. Upon the commencement of an Option Term, Landlord and Tenant shall execute, acknowledge and deliver an amendment to this Lease acknowledging the fact that the option has been exercised and confirming the commencement and expiration dates of the Option Term and the Minimum Annual Rent applicable to the Option Term. In the event that Tenant shall fail to give Landlord notice of exercise of the Option to Extend granted herein as provided above, the Option to Extend shall be terminated and Tenant shall join with Landlord in executing and acknowledging an instrument of termination in form suitable for recording in the public records of the county within which the Premises is located, to be effective upon the expiration date of the Lease Term.

Non-Transferable Option

. As a material consideration to Landlord granting an Option to Extend the Lease Term as provided herein, Landlord and Tenant have expressly agreed that the Option to Extend is granted solely to Global AA Group, Inc., a _________ corporation, is personal to Global AA Group, Inc., a _______corporation, and, except in connection with an assignment that is consented to by Landlord and undertaken in accordance with the terms of Article 16 of this Lease, is not assignable or transferable, whether separate from or incident to an assignment or other transfer of Global AA Group, Inc., a _________ corporation's interest under this Lease. Tenant acknowledges its understanding and awareness that the non-assignable and non-transferable nature of the Option is critical to Landlord, and that Landlord would not agree to grant the Option except in connection with an assignment that is consented to by Landlord and undertaken in accordance with the terms of Article 16 of this Lease. Any attempt to assign or transfer the Option, except as specifically set forth above, shall cause the Option to automatically cease and terminate and, in such event, this Lease shall terminate upon the expiration of the initial Lease Term.

ARTICLE IV.

RENT

Minimum Annual Rent

. Tenant agrees to pay to Landlord, at the times and in the manner herein provided, the Minimum Annual Rent specified in Section 1.1 above (including, if applicable, during the Option Term). Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of the following amounts: the Security Deposit, the first month's Minimum Annual Rent, the first month's estimated NNN charges, the first month's Merchant's Association charge. Minimum Annual Rent shall be payable in advance in twelve (12) equal monthly installments on the first day of each calendar month, without demand or offset, commencing upon the Rental Commencement Date as provided in Section 1.1 above. If the Rental Commencement Date falls on a day of the month other than the first day of such month, the rental for the first fractional month shall accrue on a daily basis for the period from the date of such commencement to the end of such fractional calendar month at a rate equal to 1/365th of the Minimum Annual Rent per day. All other payments required to be made under the terms of this Lease which require proration on a time basis shall be prorated on the same daily basis.

Minimum Annual Rent During Option Term.

The Minimum Annual Rent for the first (1st) year of each Option Term shall be the then prevailing fair market rent (the "Fair Market Rent"), but shall in no event be less than the Minimum Annual Rent payable during the last year of the initial Term or the first Option Term, as the case may be, plus Three Percent (3.0%). Landlord shall, no later than thirty (30) days after receipt of Tenant's notice of exercise of the applicable Option to Extend, estimate the Fair Market Rent, as well as the annual increases thereto, as provided hereunder and notify Tenant of the same. The Fair Market Rent shall be determined by Landlord in good faith based on

comparable rentals then charged and collected in the area where the Center is located, taking in to account items customarily considered in such determinations, including location, the credit of tenants of other properties, size, age, design, utility and other relevant factors of other comparable properties in the area where the Center is located. In no event shall the Minimum Annual Rent during either the first or second Option Term be reduced pursuant to such determination, and if Landlord's determination of Fair Market Rent is less than the Minimum Annual Rent payable during the last year of the initial Term or the last year of the first Option Term, as the case may be, then the Fair Market Rent shall be deemed to be the Minimum Annual Rent paid during the last year of the initial Term or the last year of the first Option Term plus Three Percent (3.0%). During each Option Term, upon the dates set forth in Section 1.1 above, the Minimum Annual Rent, as increased hereunder, shall be increased by three percent (3.0%) over the amount of Minimum Annual Rent payable immediately preceding each such increase.

Security Deposit.

The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease including, but not limited to, any provision relating to the payment of rent, Landlord may (but shall not be required to) use, retain and apply all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer as a result of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord in cash or a cashier's check an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within five (5) business days following the expiration of the Lease Term or vacation of the Premises by Tenant, whichever event occurs last. Additionally, in the event that the Existing Tenant Contingency is not satisfied and this Lease is terminated, the Security Deposit shall be returned to Tenant in accordance with Article II above. In the event of a termination of Landlord's interest in this Lease, the Security Deposit, or any portion thereof not previously applied, may be released by Landlord to Landlord's transferee and, if so released, Tenant agrees to look solely to such transferee for proper application of the Security Deposit in accordance with the terms of this Section 4.3 and the return thereof in accordance herewith. The holder of a mortgage or the beneficiary of a deed of trust encumbering the property which includes the Premises shall not be responsible to Tenant for the return or application of any such Security Deposit, whether or not such holder or beneficiary succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been actually received by such holder or beneficiary.

Statement of Net Sales

. Although Tenant is not required to pay Percentage Rent, Tenant agrees to furnish or cause to be furnished to Landlord a statement of Tenant's monthly "net sales" within twenty (20) days after the close of each calendar month and a statement of Tenant's annual "net sales" within thirty (30) days after the close of each calendar year. Such statements shall be certified as accurate accountings of Tenant's "net sales" from the Premises by an officer of Tenant. Tenant shall record at the time of each sale transaction in the presence of the customer, all receipts from sales or other transactions, whether for cash or credit, in a cash register, or in cash registers, having a cumulative total and which shall number consecutive purchases. Tenant shall keep full and accurate books of account, records, and all such cash register receipts concerning gross and net sales, credits, refunds and other transactions made from or upon the Premises (including the gross and net sales of any subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of not less than three (3) years after the close of each calendar year and shall be available for inspection and audit by Landlord or its representatives at all times during regular business hours. In addition, upon request of Landlord, Tenant agrees to furnish to Landlord a copy of Tenant's sales tax return (State and Local Sales and Use Tax Return).

Taxes and Insurance Expenses

. Commencing upon the Rental Commencement Date and for the balance of the Lease Term, Tenant shall pay to Landlord any and all amounts designated herein as real property taxes and insurance expenses allocable to the Premises. Such amounts shall mean all taxes and assessments levied with respect to any tax fiscal year applicable to the Lease Term, and the cost to Landlord concerning any policy or policies of insurance carried by Landlord pursuant to Section 8.6 hereof on the building of which the Premises are a part (excluding Tenant's leasehold improvements), and any other insurance maintained by Landlord in connection with the Shopping Center, which are allocable to the Premises as provided herein. During any portion of the Lease Term which is less than a full taxable fiscal year or less than a full period for which Landlord has obtained such insurance, Tenant's obligation for such real property taxes and insurance expenses shall be prorated on a daily basis.

Definition of Real Property Taxes

. As used herein, the term "real property taxes" shall include the reasonable costs of professional consultants and/or counsel to analyze tax bills and prosecute any protests, refunds and appeals for the period covered during the Lease Term, general real property and improvement taxes, any form of assessment, reassessment, license fee, license tax, business license tax, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition whatsoever or at all, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or public body, as against any legal or equitable interest of Landlord in the Premises and/or the Center including, but not limited to:

A. any tax on Landlord's rent, right to rent or other income from the Premises or as against Landlord's business of leasing the Premises;

B. any assessment, tax, fee, levy or charge in addition to, or in partial or total substitution of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. Tenant and Landlord acknowledge that Proposition 13 was adopted by the people of the State of California in June 1978 and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of real property taxes for the purposes of this Lease;

C. any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder including, but not limited to, any gross income tax with respect to the receipt of such rent, or upon or concerning the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises, or any portion thereof, by Tenant;

D. any assessment, tax, fee, levy, or charge upon this lease transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

E. any assessment or reassessment related to any change of ownership of any interest in the Center or portion thereof held by Landlord, or any addition or improvement to the Center or a portion thereof.

Real property taxes shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

With respect to any assessment which may be levied against or upon the Premises and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of real property taxes, with respect to any tax fiscal year, only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment or semiannual installments for such tax fiscal year.

Insurance Allocation.

In the event that the Premises are not separately appraised for insurance purposes, Tenant shall pay its "proportionate share" (as defined in this Section 4.8) of the costs for all insurance carried by Landlord pursuant to Section 8.6. For purposes of this Section 4.8 only, the term "proportionate share" shall mean a fraction, the numerator of which shall be the number of square feet of floor area of the Premises and the denominator of which shall be the number of leasable square feet of floor area of buildings located within the Center which are constructed as

of the end of each calendar year (excluding the floor area of (a) mezzanine space not utilized for retail sales area; (b) the outdoor sales area adjacent to the Target Store; and (c) buildings which are separately insured).

Allocation of Real Property Taxes.

In the event that the Premises are not separately assessed, Tenant shall pay its "proportionate share" (as defined in this Section 4.9) of all real property taxes. For purposes of this Section 4.9 only, the term "proportionate share" shall mean a fraction, the numerator of which shall be the number of square feet of floor area of the Premises and the denominator of which shall be the number of leasable square feet of floor area of buildings located within the Center which are constructed as of the end of each calendar year (excluding the floor area of (a) mezzanine space not utilized for retail sales area; (b) the outdoor sales area adjacent to the Target Store; and (c) buildings located on separately assessed parcels).

Tax and Insurance Fund

. Tenant shall pay to Landlord on the first day of each calendar month such amounts as Landlord shall from time to time estimate and so notify Tenant as are required for Landlord to establish a noninterest bearing fund with which to pay tax and insurance expenses prior to delinquency except that, with respect to the first year's insurance expenses, Tenant shall pay its prorata share of such expenses concurrently with the first monthly installment of the Minimum Annual Rent or at such later time as Landlord may designate. Tenant's prorata share of real property taxes payable pursuant to Article XVII hereof may also be treated as real property taxes pursuant to this Article. Landlord shall deliver to Tenant at least once annually a statement setting forth the actual real property taxes and insurance expenses allocable to the Premises together with the basis used by Landlord for computing same. If such actual expenses exceed Tenant's payments hereunder, Tenant shall pay the deficiency to Landlord within five (5) days after receipt of such statement. If payments made by Tenant for such year exceed such actual expenses, Landlord shall have the option of (a) paying such excess to Tenant upon Landlord's delivery of such statement; or (b) allowing Tenant to credit the excess against payments next thereafter to become due to Landlord for such expenses.

Other Charges

. Tenant shall pay to Landlord when due all sums of money required to be paid pursuant to this Article, Article XV (Repairs and Maintenance) and Article XVII (Common Areas and Expenses), and all other sums of money or charges including, without limitation, real property taxes, insurance, late charges, payment of attorneys' fees and costs, required to be paid by Tenant under this Lease as additional rent, whether or not the same is designated as additional rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible with the next installment of Minimum Annual Rent thereafter falling due. The foregoing notwithstanding, nothing herein contained shall be deemed to suspend or delay the payment by Tenant of any amount of money or charge at the time same becomes due and payable hereunder, or limit any other right or remedy of Landlord. If Tenant shall fail to

pay, when due, any rent or other charge, such unpaid amount shall bear interest at the maximum lawful rate from the date due through the date of payment.

Place of Payment

. All rent and other charges shall be paid by Tenant to Landlord at the address specified for service of notice upon Landlord in Section 1.1 of this Lease, or at such other place as may from time to time be designated by Landlord in writing at least ten (10) days prior to the next ensuing payment date.

ARTICLE V.

"NET SALES"

As used in this Lease, the term "net sales" of Tenant is defined as the gross selling price or rental of all merchandise, food, beverages and/or services sold or rented upon or from the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit, whether collected or not, and whether made by store personnel or by vending machines, excepting therefrom the following:

A. the selling price of all merchandise returned by customers, purchased at the Premises and accepted for full credit, or the amount of discounts and allowances made therefor;

B. goods returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant, provided such return or transfer results in no profit to Tenant's store located on the Premises;

C. sums and credits received in the settlement of claims for loss of, or damage to, merchandise;

D. the price allowed on all merchandise purchased at the Premises traded in by customers or the amount of credit for discounts and allowances made in lieu of acceptance therefor;

E. alterations, workroom charges and delivery charges, provided such services are rendered on a nonprofit basis;

F. cash refunds made to customers in the ordinary course of business, but specifically including within "net sales" any amount paid or payable for what are commonly referred to as trading stamps;

G. interest, service or sales carrying charges, however denominated, paid by customers for extension of credit on sales, where not included in the cash sales price;

H. receipts from public telephones, stamp machines, or public toilet locks, if any;

I. sales taxes, socalled luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services and collected from customers; and

J. sales of fixtures, equipment or property which do not constitute stock in trade.

All sales originating at the Premises shall be considered as made and completed from the Premises, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each installment sale or sale upon credit, including "lay away" sales, shall be treated as a sale for the full cash price at the time of sale.

ARTICLE VI.

PERMISSIBLE USE

VI.1 Permitted Uses.

A. Tenant shall use the Premises solely for the purpose and under the trade name specified in Section 1.1 hereof, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord's sole, absolute and arbitrary discretion. Tenant further covenants and agrees that it will not use, nor suffer or permit any person or persons to use the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations of the Center as set forth in **Exhibit "F"** hereof, as same may be amended by Landlord from time to time, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local, municipal or county governing bodies or any other lawful governmental or quasigovernmental authorities having jurisdiction over the Center, or in violation of any regulations of any insurance carrier providing insurance for the Premises or Center. *For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).*

B. Tenant agrees not to conduct or operate its business in any manner which could jeopardize or increase the rate of any fire or other insurance on the Premises or Center or to engage in conduct which may constitute a nuisance to, or interfere with, the other property of Landlord or its business, or the property or business of other tenants of the Center. Tenant may not display or sell merchandise, or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls or roof or permanent doorways of the Premises, or in the hallways. Any sign placed or erected by Tenant and permitted hereunder

shall be kept by Tenant safe, secure and in conformance with the requirements of the local governing body having jurisdiction over the Center and each of the restrictions and requirements set forth in **Exhibit "F"** hereof. No aerial or antenna shall be erected on the roof or exterior walls of the Premises without, in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord, Landlord's agents, and Landlord's employees, without notice at any time. In addition, Tenant agrees that it will not solicit in any manner in any of the automobile parking and common areas of the Center.

C. Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 A.M. of each day, and to prevent delivery trucks or other vehicles servicing the Premises from parking or standing in service areas for undue periods of time. Landlord reserves the right to further reasonably regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further reasonable rules and regulations which Landlord may impose from time to time.

ARTICLE VII.

UTILITIES

Utility Installation.

Landlord agrees that it will cause to be made available to Tenant upon or adjacent to the Premises, facilities for the delivery to the Premises of water, power, electricity, and telephone service, and for the removal of sewage from the Premises, all as provided in **Exhibit "B"**. Such utilities, except for water, shall be separately metered. ~~**[CONFIRM]**~~. Tenant agrees to use such utilities in connection with the use of the Premises.

Payment of Utility Cost.

Tenant agrees, at its own expense, to pay for all water, power, gas and electric current and all other utilities used by Tenant on or from the Premises from and after the commencement of the work to be performed by Tenant pursuant to **Exhibit "B"** hereof, and Tenant agrees to provide, at Tenant's sole cost and expense, any check meters of the type required by Landlord. In the event that any utilities are furnished to the Premises by Landlord, whether submetered or otherwise, then and in that event, Tenant shall pay Landlord for such utilities within ten (10) days after Tenant's receipt of a statement from Landlord, but the rates charged to Tenant by Landlord shall not exceed those of the public utility company furnishing same to Landlord as if its services were being furnished directly to Tenant. If Tenant fails to pay when due any charges referred to in this Article 9, Landlord may pay the charge and Tenant shall reimburse Landlord, as Additional Rent, for any amount so paid by Landlord, plus Interest thereon, within ten days after demand therefor.

No Liability.

Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold any rent or any other sums due under the terms of this Lease.

ARTICLE VIII.

INDEMNITY AND INSURANCE

VIII.1 Indemnification and Waiver.

A. Indemnification by Tenant. Tenant agrees that Landlord shall not be liable for any damage or liability of any kind, or for any injury to or death of persons, or damage to property of Tenant or any other person during the Lease Term, from any cause whatsoever, resulting from the use, occupation or enjoyment of the Premises or the operation of business therein or therefrom by Tenant or any person holding under Tenant. Tenant further assumes all risk of, and agrees that Landlord shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation all court costs and reasonable attorneys' fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp). Tenant hereby further agrees to defend, indemnify, protect and save harmless Landlord from all liability whatsoever including, without limitation, liability for any real or claimed damage or injury and from all liens, claims and demands arising out of the use of the Premises and its facilities, any repairs or alterations which Tenant may make upon the Premises, any claims of any employee of Tenant against Landlord, any acts, omissions, negligence or willful misconduct of Tenant or its agents, employees, servants or contractors, or any breach of this Lease by Tenant. Tenant shall not be liable for damage or injury occasioned by the gross negligence of Landlord and its designated agents, servants or employees, unless the same is covered by insurance Tenant is required to provide. The foregoing obligation of Tenant to indemnify shall survive the expiration or earlier termination of the Lease Term and shall include all costs of legal counsel and investigation, together with other costs, expenses and liabilities incurred in connection with any and all claims of damage.

B. Waiver of Subrogation. To the extent any such loss or damage is covered by insurance, Landlord and Tenant each hereby waive any rights one may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective properties, the Premises or their contents, or to other portions of the Center arising from any risk generally covered by fire and extended coverage insurance or from vandalism, malicious mischief or sprinkler leakage. The parties hereto, on behalf of their respective insurance companies insuring such losses, waive any right of subrogation that one may have against the other. The foregoing waivers of subrogation shall be operative provided that no policy of insurance required herein is invalidated thereby.

Tenant's Insurance Obligation.

Tenant further covenants and agrees that it will carry and maintain during the entire Lease Term hereof, at Tenant's sole cost and expense, the following types of insurance in the amounts and forms hereinafter specified:

Public Liability and Property Damage.

Tenant shall at all times during the Lease Term maintain in effect a policy or policies of bodily injury liability and property damage liability insurance with limits of not less than Two Million Dollars ($2,000,000.00) combined single limit insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, condition, use or occupancy thereof, and property damage liability. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property contained in Section 8.1 hereof. Such policies shall include, without limitation, coverage for fire, explosion and water damage legal liability coverage.

Plate Glass.

Tenant shall be responsible for the maintenance of the plate glass on the Premises, but shall have the option either to insure the risk pursuant to Section 8.2(C) hereof or to self-insure same, which shall obligate Tenant to be personally liable for any claim, loss or damage related thereto, together with the cost of the repair of same. Tenant's responsibility for maintenance of the plate glass includes its replacement in the event repair of the glass would not restore the glass to its original condition at the time of installation.

Tenant Improvements.

Insurance covering all of Tenant's Work as described in **<u>Exhibit "B"</u>** hereof, Tenant's leasehold improvements, alterations or additions permitted under Article IX hereof, Tenant's trade fixtures, merchandise and all personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost, without depreciation, during the Lease Term, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any insurance policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article XVI hereof, whereupon any proceeds of insurance covering Tenant's leasehold improvements and any alterations or additions permitted under Article IX hereof shall be payable to Landlord.

Workers' Compensation.

Tenant shall carry Workers' Compensation insurance for all of Tenant's employees.

Business Interruption.

Business interruption or loss of income insurance in amounts sufficient to cover Minimum Annual Rent and all other rent due under the Lease for twelve (12) months.

Builder's Risk Insurance.

Tenant shall at all times during the performance of Tenant's Work, pursuant to **Exhibit "B"**, or any alterations or improvements to the Premises pursuant to Article IX, maintain in effect a policy of "All Physical Loss Builder's Risk Insurance" on the work to be performed by Tenant in the Premises as it relates to the building within which the Premises are located. The policy shall include Landlord as an insured. The amount of the insurance to be provided shall be one hundred percent (100%) replacement cost.

Policy Requirements.

All policies of insurance provided for herein shall be issued by insurance companies with a general policy holder's rating of not less than A and a financial rating of not less than Class VII as rated in the most current available Best's Insurance Reports and qualified to do business in the State of California. All such policies shall name Landlord as an additional insured and, if requested by Landlord, Landlord's lender(s) and/or Landlord's lessor, which policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, Landlord's lender(s), and/or Landlord's lessor. Executed copies of such policies of insurance or original certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under such policies for any loss occasioned to it, its servants, agents, or employees by reason of any act or omission of Tenant or its servants, agents, employees or contractors. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant pursuant to the terms of this Article VIII. All policies of insurance delivered to Landlord must contain a provision that the company writing such policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amount of or other material change of insurance. All public liability, property damage and other casualty policies maintained by Tenant shall be written as primary policies, and any insurance maintained by Landlord shall be excess insurance only.

Increase in Coverage.

In the event Landlord or Landlord's lender(s) deems it necessary to increase the amounts or limits of insurance required to be carried by Tenant hereunder, Landlord may reasonably increase such amounts or limits of insurance, and Tenant shall increase the amounts or limits of the insurance required to be carried by Tenant hereunder and shall provide Landlord with policies or original certificates indicating the increased amounts or limits as provided in Section 8.3 hereof.

Blanket Coverage.

Tenant's obligations to carry insurance provided for in this Article may be brought within the coverage of a socalled blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that (i) Landlord, Landlord's lender(s) and Landlord's lessor, shall be named as an additional insured thereunder as their respective interests may appear; (ii) any general aggregate limit under Tenant's liability policy shall apply separately to the Premises and to each other location of Tenant; and (iii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies of certificates thereof are not required to be delivered to Landlord.

Landlord's Insurance Obligations.

Landlord shall maintain in effect a policy or policies of insurance covering the building of which the Premises are a part, including the leasehold improvements included within "Landlord's Work" as described in **Exhibit "B"** (but not "Tenant's Work" as described in **Exhibit "B"** hereof, Tenant's leasehold improvements, alterations or additions permitted under Article IX hereof, Tenant's trade fixtures, merchandise or other personal property), in an amount of not less than eighty percent (80%) of its full replacement cost (excluding excavations, foundations and footings) during the Lease Term, providing protection against any peril generally included within the classification "Fire and Extended Coverage" (and "Earthquake Insurance" and "Flood Insurance" if Landlord or its lender deems such insurance to be necessary or desirable), together with insurance against sprinkler damage, vandalism and malicious mischief and such further insurance as Landlord or Landlord's lender deems necessary or desirable. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a socalled blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

Insurance Use Restrictions.

Tenant agrees that it will not at any time during the Lease Term carry any stock of goods or do or permit anything to be done in or about the Premises which will tend to increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or any other peril normally covered by fire and extended coverage insurance that may be charged during the Lease Term on the amount of insurance to be carried by Landlord on the building of which the Premises are a part resulting from the foregoing or from Tenant doing any act in or about the Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes or provide whatever equipment safeguards are necessary to comply with the requirement of the insurance underwriters and any governmental

authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

ARTICLE IX.

TENANT'S ALTERATIONS

Permitted Alterations.

Landlord agrees that Tenant may, from time to time during the Lease Term, at Tenant's sole cost and expense and after giving Landlord at least thirty (30) days' prior written notice of its intention to do so, make such alterations, additions and changes in and to the interior of the Premises (except those of a structural nature or those that may affect any of the building systems) as Tenant may find necessary or convenient, provided that the value of the Premises is not thereby diminished, and provided that no alterations, additions or changes costing in excess of Five Thousand Dollars ($5,000.00) may be made without first procuring the prior written consent of Landlord. In no event shall Tenant make any alterations, additions or changes to the storefront, or the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of same, if one be initially constructed, unless and until the written consent of Landlord shall first have been obtained, which consent may be withheld in Landlord's sole and arbitrary discretion. Tenant shall not make or cause to be made any penetration through the roof or demising walls of the Premises without the prior written consent of Landlord. Landlord hereby reserves the right to condition Landlord's consent to any alteration, addition or change to the Premises by Tenant upon Landlord's receipt from Tenant of a written agreement, in form and substance acceptable to Landlord, pursuant to which Tenant shall agree to remove any such alteration, addition or change from the Premises upon expiration or earlier termination of the Lease Term and restore the Premises to its original condition prior to such alteration, addition or change. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article.

Manner of Construction.

All alterations, additions, or changes to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer satisfactory to Landlord and shall be made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work. Failure of Landlord to disapprove any such plans and specifications within fifteen (15) days of submission shall be deemed its approval of same. All work with respect to any alterations, additions or changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of any alterations, additions or changes, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Premises is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute. Such alterations, additions or changes shall be considered as improvements

and shall become an integral part of the Premises upon installation thereof and shall not be removed by Tenant. All improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings and partitions, and other items comprising Tenant's Work pursuant to **Exhibit "B"**, but excluding trade fixtures and signs, shall be deemed to be the property of Landlord upon installation thereof. All materials used in any alterations or changes to the Premises shall be new or likenew quality and condition. Any such alterations, additions or changes shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such manner as not to obstruct the access to the premises of any other occupant to the Center. Tenant shall furnish Landlord with a copy of all applicable construction permits and plans so that Landlord may hold in its file a complete and accurate set of permits and plans for all alterations, additions and changes to the Premises and for all of Tenant's Work on the Premises.

ARTICLE X.

MECHANICS' LIENS

Tenant's Lien Obligations.

Tenant agrees that it will pay, or cause to be paid, all costs for work done by it or caused to be done by it on the Premises and that it will keep the Premises and the Center free and clear of all mechanics' liens and other liens for or arising from work done by or for Tenant or for persons claiming under it. Tenant agrees to, and shall indemnify and save Landlord free and harmless from and against, liability, loss, damage, costs, attorneys' fees, and all other expenses on account of claims of contractors, subcontractors, laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it. If any laborer, person or firm supplying or providing labor, materials or equipment or services to Tenant, or to any of Tenant's contractors or subcontractors for Tenant's Work, shall make any claim or demand against Landlord, the Premises or the Center, or shall file any claim, stop notice, lien, or otherwise, against Landlord, the Premises, the Center or the lender for the Center and Tenant shall not cause the effect of such claim, stop notice or lien to be removed, rescinded or dismissed, including, without limitation, the posting of a bond pursuant to California Civil Code §§3143 and/or 3171, as the case may be, and in the event Tenant shall fail to do so, within five (5) days after written demand by Landlord to cause the effect of said claim, stop notice or lien to be removed, rescinded or dismissed, such failure shall constitute a default hereunder. In such event, in addition to such other remedies it may have, Landlord shall have the right (but not the obligation) to use whatever means in its discretion it may deem appropriate to cause said claim, stop notice, or lien to be rescinded, discharged, compromised, dismissed or removed, including, without limitation, (a) posting a bond pursuant to California Civil Code §§3143 and/or 3171; or (b) paying a sum sufficient to discharge, in full, any and all such claims, demands, or liens. Any such sums paid by Landlord, including attorneys' fees and bond premiums, shall be immediately due and payable to Landlord by Tenant.

Notice.

Tenant shall immediately give Landlord notice of any claim, demand, stop notice or lien made or filed against the Premises or the Center or any action affecting the title to such Premises or Center.

Inspection.

Landlord or its representative shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices as permitted or provided by law or which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord a written notice of its intention to do so in sufficient time to enable Landlord to file and record such notices.

ARTICLE XI.

SIGNS

Tenant shall not affix or maintain upon the glass panes or supports of the show windows, or within sixty (60) inches of any window or upon the doors, roof or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other similar item or items except those approved in writing in advance by Landlord as to the size, design, type, color, location, copy, nature and display qualities of such item. Failure of Landlord to approve any such item within thirty (30) days of Tenant's submission of same to Landlord shall constitute disapproval of same. Tenant shall provide Landlord with drawings of its storefront sign, which Landlord may approve or disapprove in its reasonable discretion. All signs erected by Tenant shall be at Tenant's sole cost and expense and shall comply with the provisions of **Exhibit "E"** hereof. In addition, no advertising medium shall be utilized by Tenant the sound or effect of which extends beyond the Premises including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions. Tenant shall not display, paint or place or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area or structure of the Center, whether belonging to Tenant or to Tenant's agents or to any other person; nor shall Tenant distribute, or cause to be distributed, in the Center any handbill or other advertising devices. In the event Tenant shall violate any provision of this Article XI or any provision of **Exhibit "E"** hereof, Tenant hereby grants to Landlord the right to enter the Premises and correct such violation at Tenant's sole cost and expense. If any such violation shall occur in the common areas, Landlord shall have the immediate right to cure such violation, which right shall include, without limitation, removal of any and all unapproved signage.

ARTICLE XII.

TRADE FIXTURES AND PERSONAL PROPERTY

Ownership.

Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of the Lease, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises including, but not limited to, counters, shelving, showcases, mirrors and other movable personal property. Nothing contained in this Article shall be deemed or construed to permit or allow Tenant to remove any personal property without the immediate replacement thereof with similar personal property of comparable or better quality, so as to render the Premises unsuitable for conducting the type of business described in Section 1.1. Tenant, at its expense, agrees to immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this Lease, Tenant agrees to leave the Premises in a neat and broomclean condition and free of trash and debris. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant shall be new or of new quality when so installed or attached.

Removal

If Tenant fails to remove any of its trade fixtures, furniture and other personal property upon expiration or the sooner termination of this Lease, Landlord may at Landlord's option retain all or any of such property, and title thereto shall thereupon automatically vest in Landlord, or Landlord may remove same from the Premises and dispose of all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition together with the cost of repair of any and all damage to the Premises resulting from or caused by such removal. Tenant waives any and all rights it may have under California Civil Code §1980 et seq.

Personal Property Tax.

Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises. In the event any such items of property are assessed with property of Landlord, such assessment shall be divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment as conclusively determined by Landlord. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as real property taxes under the provisions of Section 4.7 hereof.

ARTICLE XIII.

ASSIGNMENT, SUBLEASE AND OTHER TRANSFERS

XIII.1 Restrictions.

A. Landlord and Tenant agree that the Center consists of an interdependent group of retail enterprises and that the realization of the benefits of this Lease, both to Landlord and Tenant, is dependent upon Tenant's creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further agree that the "tenant mix" of the Center is also vital to the realization of the benefits of this Lease, both to Landlord and Tenant. Accordingly, Tenant shall not transfer, assign, sublet, mortgage or otherwise hypothecate or encumber this Lease, or Tenant's interest in and to the Premises, nor enter into any license or concession agreements with respect to the Premises, without in each instance procuring the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted or purported transfer, assignment, subletting, mortgage or hypothecation, or license or concession agreement (hereinafter collectively a "Transfer") without Landlord's prior written consent shall be void and of no force and effect, shall not confer any interest or estate in the purported transferee, and shall at Landlord's sole, exclusive, and absolute discretion, entitle Landlord to terminate this Lease upon written notice to Tenant.

B. The consent of Landlord required hereunder shall not be unreasonably withheld; provided, however, Landlord and Tenant agree that it shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer for any reasonable reason including, but not limited to:

(i) A conflict between the contemplated use of the Premises by the proposed transferee, assignee, or sublessee following the proposed Transfer (hereinafter referred to as the "Transferee") with the "Use of Premises" clause contained in Section 1.1 hereof;

(ii) The financial worth and/or financial stability of the Transferee is less than that of the Tenant hereunder at the commencement of the Lease Term or not reasonably suitable to Landlord in Landlord's sole discretion so as to insure the ability of the Transferee to perform its obligations under the Lease for the full Lease Term or sublease (as the case may be);

(iii) A Transferee whose reputation or proposed use of the Premises would have an adverse effect upon the reputation of the Center and/or the other business located therein;

(iv) Percentage Rent, if any, following the proposed Transfer that could be reasonably anticipated from Transferee's net sales, which could be reasonably expected to be less than that of Tenant hereunder;

(v) A Transferee which would breach any covenant of or affecting Landlord concerning radius, location, use or exclusivity in any other lease, financing agreement, or other agreement relating to the Center including, without limitation, the OEA (as defined in Section 22.1); and

(vi) The proposed Transfer would, in Landlord's sole and exclusive discretion, require an amendment to any material term of the Lease.

Procedure for Transfer.

Should Tenant desire to make a Transfer hereunder, Tenant shall, in each instance, give written notice of its intention to do so to Landlord at least sixty (60) days before the intended effective date of any proposed Transfer, specifying in such notice whether Tenant proposes to assign or sublet, or enter into license, franchise or concession agreements, the proposed date thereof, and specifically identifying the proposed Transferee, the net worth and previous business experience of the proposed Transferee including, without limitation, copies of the proposed Transferee's last two years' income statement, balance sheet and statement of changes in financial position (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed Transferee. Such notice shall be accompanied, in the case of a proposed assignment, subletting, license, franchise or concession agreement, by a copy of the proposed assignment, sublease, license, franchise or concession agreement or, if same is not available, a letter of commitment or a letter of intent. In the case of a proposed sale of Tenant's business, Tenant shall provide a copy of the proposed sale and financing agreements. Landlord shall, within thirty (30) days after its receipt of such notice of a proposed Transfer, by giving written notice to Tenant of its intention to do so: (a) pursuant to Section 13.1(A) or 13.1(B), whichever shall be applicable, withhold consent to the Transfer; (b) consent to the Transfer; or (c) terminate this Lease, such termination to be effective thirty (30) days after receipt of such notice by Tenant. Failure of Landlord to give Tenant written notice of Landlord's action with respect to any request for Landlord's consent to a proposed Transfer shall not constitute or be deemed Landlord's consent to such Transfer. Landlord's consent to a proposed Transfer shall only be given if and when Landlord has notified Tenant in writing that Landlord consents to such proposed Transfer. No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, no modification of this Lease by Landlord and the Transferee, whether with or without Tenant's consent, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee or any failure by Landlord to take action against any Transferee, shall relieve Tenant or any Guarantor of this Lease from primary liability under this Lease. Landlord hereby reserves the right to condition Landlord's consent to any assignment, sublease or other transfer of all or any portion of Tenant's interest in this Lease or the Premises upon Landlord's receipt from Tenant of a written agreement, in form and substance acceptable to Landlord, pursuant to which Tenant shall pay over to Landlord all rent or other consideration received by Tenant from any such assignee, sublessee, or transferee either initially or over the term of the assignment, sublease or transfer, in excess of the rent called for hereunder.

Transfer Rent Adjustment.

In the event Tenant shall make a permitted Transfer hereunder, then the Minimum Annual Rent specified in Section 1.1 shall be increased, effective as of the date of such Transfer, to the highest of (a) the total rental payable by the Transferee pursuant to such Transfer; (b) an amount equal to the total of the Minimum Annual Rent, plus Percentage Rent (if any), required to be paid by Tenant hereunder during the twelve (12) month period immediately preceding such Transfer; (c) the Minimum Annual Rent specified in Section 1.1, adjusted in accordance with the provisions of Section 4.2 of this Lease; or (d) a sum equal to the fair market rental of the Premises as determined by Landlord, the amount of which Landlord shall provide notice to Tenant prior to the effective date of the Transfer. In no event shall the Minimum Annual Rent,

after the Transfer, be less than the Minimum Annual Rent specified in Section 1.1. In addition to the foregoing, in the event Landlord consents to a proposed Transfer, Tenant shall repay to Landlord any and all sums received by Tenant from Landlord for the construction and/or remodeling of the Premises.

Required Documents.

Each Transfer to which Landlord has consented shall be evidenced by a written instrument, the form and content of which is satisfactory to Landlord, executed by Tenant and Transferee under which the Transferee shall agree in writing for the benefit of Landlord to perform and to abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purpose specified in Section 1.1 hereof. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' and administrative fees incurred in conjunction with the processing of and documentation for each proposed Transfer, whether or not the Transfer is consummated.

Merger and Consolidation.

If Tenant is a corporation which, under the current laws, rules or guidelines promulgated by the governmental body or agency having jurisdiction and authority to promulgate the same, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation, in the aggregate of more than twentyfive percent (25%) of the total outstanding stock or interest in such corporation, association or partnership, shall be deemed a Transfer within the meaning and provisions of this Article and shall require Landlord's prior written consent.

XIII.6 Bankruptcy.

A. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section 13.6 not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

B. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, including the obligation to operate the business which Tenant is required to operate pursuant to Section 1.1 hereof.

Assignment of Sublease Rentals.

The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

A. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a breach shall occur in the performance of Tenant's obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

B. In the event of a breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

ARTICLE XIV.

OPERATION OF TENANT'S BUSINESS

Continuous Operation.

Tenant covenants and agrees that it will operate and conduct within the Premises, continuously and uninterruptedly during the Lease Term, the business which it is required to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other unavoidable casualty, and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures and have sufficient personnel to service and supply the demands and requirements of its customers. Landlord and Tenant agree that, if Tenant shall fail to continuously and uninterruptedly operate the business

which it is required to operate under the terms of this Lease, monetary damages will be inadequate to compensate the Landlord. Landlord and Tenant agree that injunctive relief shall be appropriate in the event of the failure on the part of Tenant to continuously operate, and Landlord shall be entitled to injunctive relief ordering Tenant to operate. Tenant agrees that it will keep the Premises in a neat, clean and orderly condition and that all trash and rubbish generated by it shall be deposited within prescribed receptacles in designated service areas within the Center. Tenant further agrees to cause such receptacles to be emptied and trash removed at its own cost and expense so as, on its part, to keep such service areas in a clean and orderly condition. In the event Tenant fails to continuously operate its business in the Premises as required by this Section 14.1 for a period of three (3) or more consecutive days, then in addition to all remedies available to Landlord (including, without limitation, injunction and/or damages), Landlord may, but is not obligated to, elect to terminate this Lease upon written notice of Landlord's intent to Tenant, whereupon this Lease shall terminate, and Tenant shall vacate the Premises upon the date specified in Landlord's notice to Tenant. Landlord's notice pursuant to this Section shall be in lieu of, and not in addition to, the notice and cure period set forth in Article XVIII or any notice and cure period required under California Code of Civil Procedure Section 1161 (or any similar or succeeding statute).

Operating Hours.

Commencing with the opening for business by Tenant in the Premises, and for the remainder of the Lease Term, Tenant shall remain open for business Monday through Friday from 9:00 a.m. to 7:00 p.m., and Saturdays from 10:00 am to 6:00 p.m. Tenant further agrees to have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours determined by Landlord in Landlord's sole and absolute discretion. It is agreed, however, that the foregoing provision shall be subject to any governmental regulations to which Tenant may be subject concerning the hours of operation of Tenant's business.

Rules and Regulations.

Tenant shall observe faithfully and comply with and shall cause its employees and invitees to observe faithfully and comply with reasonable rules and regulations governing the Center as may from time to time be promulgated and amended by Landlord, which rules and regulations shall include the provisions of **Exhibit "F"** hereof.

Radius Clause.

Tenant shall not, without Landlord's prior written consent, own, operate, maintain or control, directly or indirectly, or in any way participate in the ownership, management, control operation or profits of, any retail business similar to that conducted in the Premises within a radius of five (5) miles from the Premises (measured on a straight-line basis on a map and not by following contours of land or streets).

ARTICLE XV.

REPAIRS AND MAINTENANCE

Tenant's Maintenance Obligations.

Tenant agrees at all times from and after delivery of possession of the Premises to Tenant, and at its own cost and expense, to repair and maintain the Premises and every part thereof in good and tenantable condition including, but not limited to, floor coverings, utility meters, pipes and conduits, all fixtures, heating and air conditioning equipment and ducting installed by Landlord pursuant to **Exhibit "B"**, and all other equipment therein, the storefront or storefronts, including plate glass, all Tenant's signs, locks and closing devices, and all window sash, casement or frames, doors and door frames, and all items of repair, maintenance and improvement or reconstruction as may at any time or from time to time be required with respect to the Premises by any governmental agency having jurisdiction, but excluding the roof structure, exterior walls, structural portions of the Premises and structural floor, unless the same are required to be modified because of Tenant's use of the Premises or Tenant's alterations, improvements, additions, fixtures or personal property. Tenant agrees to operate the air conditioning equipment serving the Premises during all business hours so that inside temperatures of the Premises are maintained within a range in which a majority of adults will be comfortable in the Premises. All glass, both exterior and interior, shall be maintained at Tenant's sole cost and expense, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant's failure to replace broken glass within seventytwo (72) hours following the occurrence of the breakage, or the failure by Tenant to replace same with glass of the same kind, size and quality, shall constitute a material and incurable breach hereof which may, at Landlord's sole and arbitrary discretion, entitle Landlord to terminate this Lease upon written notice to Tenant.

Landlord's Maintenance Obligations.

Subject to the foregoing paragraph, Landlord shall keep and maintain in good and tenantable condition and repair and replace as necessary the roof structure, exterior walls, structural parts and structural floor of the Premises; provided, however, that Landlord shall not be required to make any repairs necessitated by reason of the negligence or willful misconduct of Tenant, its servants, agents, employees or contractors, or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any conditions or agreements in this Lease contained, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant. Anything to the contrary notwithstanding contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs, and Landlord has failed to commence and complete said repairs within a reasonable period of time following receipt of Tenant's written notification. Tenant shall pay Tenant's prorata share of the cost of such repair and replacement to the building of which the Premises are a part to Landlord on the first day of each calendar month in such amounts as Landlord shall from time to time estimate. Tenant shall pay its prorata share of such cost concurrently with the first monthly installment of Minimum Annual Rent or at such later time as Landlord may designate. Landlord

shall deliver to Tenant at least once annually a statement setting forth the actual cost of such repair, maintenance and replacement allocable to the Premises. If such actual expenses exceed Tenant's payments hereunder, Tenant shall pay the deficiency to Landlord within ten (10) days after receipt of such statement. If payments made by Tenant for such year exceed such actual expenses, Landlord shall have the option of (a) paying such excess to Tenant upon Landlord's delivery of such statement; or (b) allowing Tenant to credit the excess against payments next thereafter to become due to Landlord for such expenses. The provisions of Section 1942 of the Civil Code of the State of California, if applicable, specifically are waived by Tenant. Under no circumstances shall Tenant be entitled to terminate this Lease as a result of Landlord's failure or alleged failure to make repairs hereunder.

Tenant's Failure to Maintain.

If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any portion thereof, including Tenant's storefront(s), in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, the cost of such work shall be paid by Tenant promptly upon receipt of bills therefor. Failure of Tenant to pay any of said charges within ten (10) days of receipt of bills therefor shall constitute a default hereunder. Upon any surrender of the Premises, Tenant shall deliver the Premises to Landlord, upon the expiration or earlier termination of this Lease, in good order, condition and state of repair, ordinary wear and tear excepted, and excepting such items of repair as may be Landlord's obligation hereunder.

Definition of Exterior Walls.

As used in this Article, the expression "exterior walls" shall not be deemed to include storefront or storefronts, plate glass, window cases, or window frames, doors or door frames, security grilles or similar enclosures. It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as otherwise provided in this Lease.

Right to Enter.

Tenant agrees to permit Landlord and its authorized representatives to enter the Premises at all times for the purpose of making emergency repairs and during usual business hours for the purpose of inspecting the same. Tenant further agrees that Landlord may go upon the Premises and make any necessary repairs thereto and perform any work therein which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, any fire rating bureau, or of any similar body, or that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Landlord. Nothing herein contained shall imply any duty on the part of Landlord to do any such work which, under provisions of this Lease, Tenant may be required to

do, nor shall Landlord's failure to elect to perform such work constitute a waiver of Tenant's default. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby, to any abatement of rent, or to terminate this Lease.

Grant of License.

Tenant hereby grants to Landlord such licenses and/or easements in, over, and under the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, conduits, shafts, pipes or other facilities to serve any other portion of the Center including, but not by way of limitation, the premises of any other occupant of the Center; provided, however, that Landlord shall pay for any alteration required on or to the Premises as a result of any such exercise, occupancy under or enjoyment of any such license or easement and provided, further, that no exercise, occupancy under or enjoyment of such license or easement shall result in any unreasonable permanent interference with Tenant's use, occupancy or enjoyment of the Premises as contemplated by this Lease.

XV.7 Heating and Air Conditioning Equipment.

A. Tenant shall keep in good order and repair all heating and air conditioning equipment for the Premises. Tenant agrees to enter into a regularly scheduled preventative maintenance/service contract (the "Service Contract") within thirty (30) days after the Commencement Date with a maintenance contractor approved by Landlord, for the servicing of all heating and air conditioning systems and equipment within the Premises. The Service Contract shall include all scheduled maintenance as recommended by the equipment manufacturer as set forth in the operation/maintenance manual. Notwithstanding the foregoing, Landlord may (but shall not be obligated to) elect to maintain the heating and air conditioning equipment serving the Premises, in which event, Tenant shall pay to Landlord all costs and expenses for the repair, maintenance and replacement of all heating and air conditioning equipment for the Premises. Commencing on the Rental Commencement Date and thereafter on the first (1st) day of each calendar month of the Lease Term, Tenant shall pay to Landlord onetwelfth (1/12) of an amount estimated by Landlord to be Tenant's share of such heating and air conditioning expenses for the ensuing calendar year or balance thereof (including reasonable reserves). Within sixty (60) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the preceding calendar year and the payments made by Tenant with respect to such calendar year as set forth above. If Tenant's share of such heating and air conditioning expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of Landlord's statement. If Tenant's payments exceed Tenant's share of such heating and air conditioning expenses, Landlord shall have the option of (i) paying such excess to Tenant upon Landlord's delivery of such statement; or (ii) allowing Tenant to credit the excess against payments next thereafter to become due to Landlord for such expenses as set forth above. Failure of Tenant to pay any of the charges required by this Section 15.7 to be paid when due shall constitute a material default under the terms of this Lease.

B. Expenses incurred in connection with the operation, maintenance, repair and replacement of heating and air conditioning equipment by the party performing same shall include, but not be limited to, all sums expended in connection with such heating and air conditioning equipment for all general maintenance, lubrication and/or adjustments, cleaning and/or replacing filters, replacing belts, repairing and/or replacing worn out parts, repairing and/or replacing utilities, duct work and machinery, maintenance and insurance contracts carried on the heating and air conditioning equipment, and all other items of expense incurred by such party in connection with the operation, maintenance, repair and replacement of the heating and air conditioning equipment, together with a fifteen percent (15%) supervision fee on such expenses. In any event, Landlord may elect to be responsible for the replacement, as necessary, of the heating, ventilating and air conditioning equipment or any element, component or portion thereof, in which event Landlord shall have the right to establish and collect from Tenant, as additional rent, a reasonable reserve to be maintained by Landlord and used for the purpose of paying the cost of such replacement. All costs under this Section 15.7 and such reserve may, at Landlord's option, either be collected as part of common area expenses under Article 17, or billed to Tenant separately.

ARTICLE XVI.

DAMAGE AND DESTRUCTION

Insured Casualty.

In the event that the Premises are partially or totally destroyed by fire or any other peril covered by insurance maintained by Landlord, Landlord shall, within a period of one hundred eighty (180) days after the occurrence of such destruction, but only to the extent that proceeds of such insurance are available to Landlord for such purpose, commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect. In the event insurance proceeds are not sufficient to pay the cost of such reconstruction, or if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors, or if Landlord is restricted by any governmental authority, Landlord may elect to either terminate this Lease or pay the cost of such reconstruction. Such reconstruction shall be only to the extent necessary to restore the "Landlord's Work" in the Premises as described in **Exhibit "B"**, and Tenant shall be obligated for the restoration of all of the items specified as "Tenant's Work" in **Exhibit "B"** in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises.

Uninsured Casualty.

In the event that the Premises are partially or totally destroyed as a result of any casualty or peril not covered by Landlord's insurance, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this

Lease shall continue in full force and effect; or (b) notify Tenant in writing that it elects not to so reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice, unless Tenant is unable to continue the operation of its business after the occurrence of such destruction, in which event this Lease shall cease and terminate as of the date of such destruction. In the event of any reconstruction of the Premises by Landlord following destruction as a result of any casualty or peril not covered by Landlord's insurance, such reconstruction shall be only to the extent necessary to restore the "Landlord's Work" in the Premises as described in **<u>Exhibit "B"</u>** and Tenant shall be obligated for the restoration of all of the items specified as "Tenant's Work" in **<u>Exhibit "B"</u>** in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises.

<u>Damage to the Center.</u>

Notwithstanding anything to the contrary herein contained, in the event of a total destruction of the Center or a partial destruction of the Center, the cost of restoration of which would exceed onethird (1/3) of the then replacement value of the Center, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may, within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Center, in which event this Lease shall cease and terminate as of the date of such destruction.

<u>Damage Near End of Term.</u>

Notwithstanding the foregoing, in the event that the Premises are partially or totally destroyed during the last two (2) years of the Lease Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such destruction, in which event this Lease shall cease and terminate as of the date of service of such notice. For the purposes of this Article, partial destruction shall be deemed to be a destruction to an extent of at least onethird (1/3) of the full replacement cost of the Premises as of the date of destruction.

<u>Release of Liability.</u>

In the event of any termination of this Lease in accordance with this Article, the parties shall be released thereby without further obligation to the other party coincidental with the surrender of possession of the Premises to Landlord except for items which have theretofore accrued and are then unpaid or unperformed.

<u>Abatement of Rent.</u>

In the event of reconstruction and restoration as herein provided, and provided Tenant has maintained the business interruption or loss of income insurance required pursuant to Article VIII, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted during the period of reconstruction and restoration, Minimum Annual Rent

payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of reconstruction and restoration; provided, however, the amount of Minimum Annual Rent abated pursuant to this Section 16.6 shall in no event exceed the amount of loss of rental insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay all other charges, except the entire Minimum Annual Rent, shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such destruction, reconstruction or restoration. Tenant hereby waives any statutory rights of termination, which may arise by reason of any partial or total destruction of the Premises, which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

ARTICLE XVII.

COMMON AREAS AND EXPENSES

Use of Common Areas.

There shall be available in the Center certain areas and facilities to be used for automobile parking and for the general use, convenience and benefit of the customers and patrons of Tenant and of the other tenants, owners and occupants of the Center, which areas together with the service corridors and all other service facilities and equipment are referred to herein as "common areas". Except as otherwise specifically provided in this Lease, Tenant and its employees and invitees are authorized, empowered and privileged to use the common areas in common with other authorized persons, as determined by Landlord, during the Lease Term. Landlord shall keep or cause to be kept said common areas in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof.

XVII.2 Common Area Expenses.

A. The expenses incurred by Landlord in connection with the operation, maintenance, repair and replacement of the common areas (collectively the "common area expenses") shall be apportioned among the various occupants and tenants of the Center, and Tenant hereby agrees to pay to Landlord its pro-rata share (as defined herein) of such common area expenses. Tenant's "pro-rata share" shall mean Tenant's share based upon a fraction, the numerator of which is the gross leasable floor area of the Premises as set forth in Section 1.1, and the denominator of which is the total gross leasable floor area of all retail stores constructed from time to time in the Center as of the end of the calendar year (excluding the floor area of (i) mezzanine space not utilized for retail sales area; (ii) the outdoor sales area adjacent to the Target Store; and (iii) the buildings of occupants of the Center which separately maintain the common area of the parcel upon which such buildings are located).

B. Commencing on the Rental Commencement Date and thereafter on the first (1st) day of each calendar month of the Lease Term, Tenant shall pay to Landlord onetwelfth (1/12) of an amount estimated by Landlord to be Tenant's share of such total annual common area expenses for the ensuing calendar year or balance thereof. Landlord may adjust the common area expenses charged to Tenant at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs and a reasonable reserve for unanticipated expenses. On or before April 1 of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired showing the total common area expenses for the preceding calendar year, the amount of Tenant's share of such common area expenses, and the payments made by Tenant with respect to such calendar year as set forth above. If Tenant's share of such common area expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of Landlord's statement. If Tenant's payments exceed Tenant's share of such common area expenses, Landlord shall have the option of (i) paying such excess to Tenant upon Landlord's delivery of such statement; or (ii) allowing Tenant to credit the excess against payments next thereafter to become due to Landlord for such expenses. Failure of Tenant to pay any of the charges required by this Article to be paid when due shall constitute a material default under the terms of this Lease. If Tenant fails to give Landlord written notice that Tenant objects to any common area expenses, taxes or insurance within one (1) year after Tenant receives Landlord's annual statement of such expenses, Tenant shall be deemed to have conclusively accepted such statement as correct and to have waived any and all rights at law or in equity to object to the common area expenses, taxes or insurance set forth in such statement. If Tenant provides notice that Tenant objects to any such expenses, Tenant's notice must set forth in reasonable detail the specific expenses to which Tenant objects and the reasons for Tenant's objections.

Expenses Included.

Expenses incurred pursuant to Section 17.2 shall include, but are not limited to, all sums expended in connection with the common areas for all general maintenance, repairs, replacements and restoration, resurfacing, painting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs and Center signs; sprinkler systems, elevators, escalators and stairways, planting and landscaping including maintenance and replacement thereof; lighting and other utilities including, without limitation, gas, water, electricity and the operation of heating and cooling equipment, directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting fixtures and systems (including replacement of tubes and bulbs as necessary), storm drainage systems, irrigation systems and any other utility systems; repair any Center signs; maintenance, repair and replacement of mechanical equipment including automatic door openers, installation, repair and replacement of all security systems and trash compactors or other similar devices; personnel to implement such services including, if Landlord deems necessary, the cost of security guards or devices; Landlord's share of real and personal property taxes and governmental charges, fees or assessments of any kind or nature on the facilities, improvements and land comprising the common areas; the cost of any capital improvements made to the Premises or the Center by Landlord that reduce common area expenses or that are required under any governmental law or regulation not applicable to the Center at the time it was constructed; premiums for public

liability, property damage, fire and extended coverage insurance (including "Earthquake Insurance" and "Flood Insurance" if Landlord or Landlord's lender or ground lessor deems such insurance to be necessary or desirable) together with insurance against vandalism, malicious mischief, and any other insurance carried by Landlord on the common areas; and an allowance to Landlord for Landlord's supervision of said common areas in an amount equal to fifteen percent (15%) of the total of the aforementioned expenses for each calendar year. In the event Landlord shall contest any tax or assessment affecting the Center, the expenses involved in such contest shall be part of the common area expenses, regardless of whether such contest affects the buildings or the common areas. "Food Court" means that area, if any, of the Shopping Center for which specific Common Area is designated by Landlord, in its sole and absolute discretion, for the purpose of providing facilities to accommodate the consumption of food and beverages by customers of food use tenants in the Shopping Center. "Food Court Expenses" means all Expenses which are attributable to the operation and use of a Food Court in the Shopping Center. If Tenant is located in a Food Court, then Expenses shall also include Food Court Expenses as defined herein, and Tenant's pro rata share of Food Court Expenses shall be the proportion of all Food Court Expenses that the floor area of the Premises bears to the floor area of all food use tenants within the Food Court that are occupied and open for business.

Enlargement of Common Areas.

Should Landlord acquire or make available additional land not shown as part of the Center on **Exhibit "A"** and make the same available as common areas, the expenses incurred by Landlord in connection with the operation, maintenance, repair and replacement of common areas also shall include all of the aforementioned expenses incurred and paid in connection with said additional land.

XVII.5 Common Area Rules and Regulations.

A. Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, whether the same shall be surface, underground or multipledeck, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using such common areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, designation of prohibited areas, landscaped areas and all other facilities thereof.

B. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

C. Landlord shall have the right to establish and, from time to time, to change, alter and amend, and to enforce against Tenant and the other users of the common areas, such reasonable rules and regulations (including the exclusion of, or designation of area[s] for, employees' parking) as may be deemed necessary or advisable by Landlord for the proper and

efficient operation and maintenance of the common areas. The rules and regulations herein provided for may include, without limitation, the hours during which the common areas shall be open for use. Landlord may, if in its opinion the same be advisable, establish a system or systems of validation or similar operation, including a system of charges against nonvalidated parking checks of users, and Tenant agrees to conform to and abide by all such rules and regulations in its use and the use of its customers and patrons with respect to said automobile parking areas; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of Tenant shall apply equally and without discrimination to all persons entitled to the use of such automobile parking areas.

Control of Common Area.

Landlord shall at all times during the Lease Term have the sole and exclusive control of the automobile parking areas and structures, the parking spaces therein, driveways, entrances and exits and the sidewalks and pedestrian passageways and other common areas and may, at any time and from time to time during the Lease Term, exclude and restrain any person from use or occupancy thereof excepting, however, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of such areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant in and to the common areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord, if any, to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of such areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of such areas only for normal parking and ingress and egress by customers, patrons and service suppliers to and from the building occupied by Tenant and the other tenants of Landlord.

If in the opinion of Landlord unauthorized persons are using any of the common areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall enforce such rights against all such unauthorized persons by appropriate proceedings. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from the common areas or to restrain the use of any of such areas by unauthorized persons.

Employee Parking Restrictions.

It is acknowledged and agreed that the employees of Tenant and the other tenants within the Center and employees of other occupants of the Center shall not be permitted to park their automobiles or other vehicles in the automobile parking areas which may from time to time be designated for patrons of the Center. Landlord agrees to furnish and/or cause to be furnished either within the Center or reasonably close thereto, a limited amount of space for employee parking. Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed by Landlord from time to time at Landlord's sole and absolute discretion. Tenant and its employees shall park their cars only in those portions of the parking area, if any, designated for that purpose by

Landlord, and shall attach to their cars any identification stickers or passes required by Landlord. Tenant shall furnish Landlord with its and its employees' license numbers within five (5) days after requested by Landlord, and Tenant shall thereafter notify Landlord of any change within five (5) days after such change occurs. If Tenant or its employees fail to park their vehicles in designated parking areas, Landlord may charge Tenant Fifteen Dollars ($15.00) per day for each day or partial day per vehicle parked in any areas other than those designated; provided, however, Landlord agrees to give Tenant written notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued and if not discontinued within said 2day period, then the Fifteen Dollar ($15.00) per day fine shall commence. After notice of such violation, no prior notice of any subsequent violation shall be required. All amounts due under the provisions of this paragraph shall be payable by Tenant within ten (10) days after demand therefor. Tenant hereby authorizes Landlord to tow away from the Center any vehicle or vehicles belonging to Tenant or Tenant's employees which are parked in violation of the foregoing or the rules and regulations issued by Landlord from time to time and/or to attach violation stickers or notices to such vehicles.

ARTICLE XVIII.

TENANT'S DEFAULTS; REMEDIES

Events of Default.

The occurrence of any of the following shall constitute a default and material breach of this Lease by Tenant:

A. Any failure by Tenant to pay any rent or any other charge required to be paid under this Lease, or any part thereof, for a period of three (3) days after written notice from Landlord to Tenant (provided, however; any notice shall be in lieu of, and not in addition, to any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute); or

B. Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter diligently pursue such cure to completion (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute); or

C. The cessation of Tenant's business from the Premises or closure of the Premises following the initial construction of tenant improvements to the Premises for a period in excess of seventytwo (72) consecutive hours; or

D. Abandonment or vacation of the Premises by Tenant;

E. Failure to continually operate as provided in Sections 14.1 and 14.2; or

F. To the extent permitted by law, a general assignment by Tenant or any Guarantor of this Lease for the benefit of creditors, or the filing by or against Tenant or any Guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any Guarantor the same is dismissed within ninety (90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any Guarantor, unless possession is restored to Tenant or such Guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

Remedies.

In the event of a default by Tenant, Landlord, in addition to any other remedies available to it at law or in equity, including injunction, at its option, and without further notice or demand of any kind to Tenant or any other person may:

A. Terminate this Lease and declare the Lease Term hereof ended and reenter the Premises and take possession thereof and remove all persons and property therefrom, and Tenant shall have no further claim thereon or hereunder;

B. Have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and recover rent as it becomes due);

C. Even though Landlord may have reentered the Premises, thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant engages in any one or more of the acts contemplated by the provisions of Section 18.1(E) of this Lease;

D. Any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law;

E. In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall, within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; and (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual pecuniary loss including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance;

F. Where a default exists in this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated for such services and supplies provided and the default cured before the assumption of such Lease;

G. The debtor or trustee may assign this Lease only if each of the following conditions is satisfied: (i) the Lease is assumed; (ii) adequate assurance of future performance by the assignee is provided, whether or not the Lease is then under default; and (iii) any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord;

H. Landlord shall be entitled to the fair market value for occupancy of the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event;

I. Any security deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease, shall be automatically transferred to Landlord upon the entry of an "Order of Relief"; and

J. The parties agree that Landlord is entitled to adequate assurance of further performance of the terms and provisions of this Lease in the event of any assumption and assignment of the Lease under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment, the parties agree that the term "adequate assurance" shall include, without limitation, the following:

(i) Any proposed assignee must have demonstrated to Landlord's satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of an amount sufficient to assure that the proposed assignee will have the resources with which to conduct the business to be operated in the Premises, including the payment of all rent and other charges hereunder, for the balance of the Lease Term. The financial condition and resources of Tenant are material inducements to Landlord entering into this Lease.

(ii) Any proposed assignee must have engaged in the permitted use described in Section 1.1 hereof for at least five (5) consecutive years prior to the proposed assignment.

(iii) Any proposed assignee must have had minimum sales at each location at which it operated such a business equal to at least ninety percent (90%) of Tenant's average monthly sales at the Premises for the eighteen (18) month period preceding initiation of a proceeding under the Bankruptcy Code.

(iv) In entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the tenant mix in the Center, and were it not for the Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease.

Landlord's operation of the Center will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business.

(v) The provisions of Section 14.4 of this Lease regarding competing locations and Landlord's acceptance thereof upon the terms and conditions specified therein were a material inducement to Landlord to enter into this Lease. Any individual or entity proposed by a trustee in bankruptcy to be an assignee of this Lease shall comply with the provisions of Section 14.4 of this Lease. Any proposed assignee of this Lease must assume and agree to be personally bound by each term, provision and covenant of this Lease.

(vi) Any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Center, taking into consideration any and all other "use" clauses and/or "exclusivity" clauses which may then exist under such tenants' leases with Landlord.

Should Landlord have reentered the Premises under the provisions of paragraph B above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of California and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

Should Landlord elect to terminate this Lease pursuant to the provisions of paragraph A or C above, Landlord may recover from Tenant as damages the following:

(i) The worth at the time of the award of any unpaid rent and other charges which had been earned at the time of termination; plus

(vii) The worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of the loss of such rental and other charges that Tenant proves could have been reasonably avoided; plus

(viii) The worth at the time of the award of the amount by which the unpaid rent and other charges for the balance of the Lease Term after the time of the award exceeds the amount of the loss of such rental and other charges that Tenant proves could have been reasonably avoided; plus

(ix) Any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorneys' fees thereof; (b) maintaining or preserving the Premises after such default; (c) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting; (d) leasing commissions; and (e) any other costs necessary or appropriate to relet the Premises; plus

(x) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

Computations.

For the purposes of the preceding paragraph, all rental and charges other than Minimum Annual Rent including, but not limited to, common area expenses and Percentage Rent, if any, shall be computed on the basis of the average monthly amount thereof accruing during the twelve (12) month period immediately preceding notice to Tenant of Tenant's default unless a twelve (12) month period of this Lease has not elapsed, in which case the average monthly amount shall be based upon the entire period of Tenant's occupancy of the Premises. In the event of default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the Premises and, during the period of such default, Landlord shall have the right to require Tenant to remove the same forthwith.

Definition of Worth at the Time of Award.

As used in subparagraphs (i) and (ii) above, the "worth at the time of the award" shall be computed by allowing interest at the interest rate specified in Section 30.13. As used in subparagraph (iii) above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

Efforts to Relet.

For the purposes of this Article, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts, which may be performed by Landlord without terminating Tenant's right to possession.

No Waiver.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding

breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and executed by Landlord.

ARTICLE XIX.

DEFAULT BY LANDLORD

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and, following Landlord's failure to act within such thirty (30) day notice period, to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the case of a default by Landlord, prior to Tenant's exercise of any remedy, the holder of any first mortgage or deed of trust encumbering the Center shall have the right, but not the obligation, to cure such a default. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to an action at law for monetary damages. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord. In no event shall Landlord be liable for consequential damages or Tenant's lost profits resulting from Landlord's default.

ARTICLE XX.

ATTORNEYS' FEES

In the event that either party shall institute any legal action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to pay to the prevailing party the reasonable attorneys' fees and costs actually incurred by the prevailing party.

ARTICLE XXI.

EMINENT DOMAIN

Taking Resulting in Termination.

In the event that all or substantially all of the Premises shall be taken under the power of eminent domain, or that any portion of the Center shall be so taken so as to render the Center not reasonably suitable for continuation of business in Landlord's or Landlord's lender's absolute discretion, this Lease shall thereupon terminate as of the date possession shall be so taken. In the event that a portion of the floor area of the Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business, notwithstanding Landlord's performance of restoration as hereinafter provided, this Lease shall terminate as of the date possession of such portion is taken. If this Lease is terminated, all rent shall be paid up to the date that actual possession of the Premises, or a portion thereof, is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

Partial Taking.

In the event of any taking under the power of eminent domain which does not terminate this Lease as aforesaid, any obligation of Tenant under this Lease to pay Percentage Rent, and all of the other provisions of this Lease, shall remain in full force and effect, except that the Minimum Annual Rent only shall be reduced in the same proportion that the amount of floor area of the Premises taken bears to the floor area of the Premises immediately prior to such taking, and Landlord shall, to the extent of the condemnation award, at Landlord's own cost and expense, restore such part of Landlord's Work in the Premises described in **Exhibit "B"** as is not taken to as near its former condition as the circumstances will permit, and Tenant shall do likewise with respect to such part of Tenant's Work as is not taken.

Award.

All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises; provided, however, that nothing herein contained shall prevent Tenant from making claim for loss or damage to Tenant's trade fixtures and removable personal property.

Transfer Under Threat of Taking.

A voluntary sale by Landlord of all or any portion of the Center to a public or quasipublic body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

Requisitioning.

Notwithstanding anything to the contrary in the foregoing provisions, the requisitioning of the Premises or any part thereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall constitute a taking of the Premises by eminent domain only when the use and occupancy by the requisitioning

authority has continued for one hundred eighty (180) days. During such one hundred eighty (180) consecutive day period, and if this Lease is not terminated under the foregoing provisions, then for the duration of the use and occupancy of the Premises by the requisitioning authority, any obligation of Tenant under this Lease to pay Percentage Rent or other amounts, and all of the other provisions of this Lease, shall remain in full force and effect, except that Minimum Annual Rent shall be reduced in the same proportion that the amount of the floor area of the Premises requisitioned bears to the total floor area of the Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Premises for the period involved.

ARTICLE XXII.

SUBORDINATION; ATTORNMENT

Subordination.

This Lease is subject and subordinate to all ground and/or other underlying leases including sale and leaseback leases, mortgages and deeds of trust or other encumbrances which now affect the Center, the Premises or any portion thereof, together with all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage, deed of trust or any encumbrance shall advise Landlord that it or they desire to require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes therefor. This Lease is further subject and subordinate to (a) all covenants, conditions, restrictions, easements and any other matters or documents of record including, but not limited to, that certain recorded or unrecorded document entitled "Operation and Easement Agreement" between Dayton Hudson Corporation, a Minnesota corporation, and Landlord (hereinafter referred to as the "OEA"), together with all renewals, modifications, consolidations, replacements and extensions thereof; and (b) any zoning laws of the city, county and state where the Center is situated. Tenant hereby covenants that Tenant, and all persons in possession or holding under Tenant, will conform to and will not violate the terms of the OEA or said matters of record.

Future Encumbrance.

Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground and/or other underlying leases, including sale and leaseback leases, mortgages or deeds of trust or other encumbrances which may hereafter be executed covering the Center, the Premises, the real property thereunder or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advance, together with interest thereon, and subject to all of the terms and provisions thereof; and Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments

requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, leasehold estates or other encumbrances.

Attornment.

Notwithstanding anything to the contrary set forth in this Article, Tenant hereby attorns and agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring Landlord's interest in the Center, the Premises, or the real property thereunder or any portion thereof, at any sale or other proceeding or pursuant to the exercise of any rights, powers, or remedies under such mortgages or deeds of trust or ground or underlying leases as if such person, firm or corporation had been named as Landlord herein, it being intended hereby that, if this Lease shall be terminated, cut off, or otherwise defeated by reason of any act or actions by the owner or holder of any such mortgage or deed of trust, or the lessor under any such leasehold estate, then at the option of any such person, firm or corporation so purchasing or otherwise acquiring Landlord's interest in the Center, the Premises, or the real property thereunder or any portion thereof, this Lease shall continue in full force and effect. Tenant hereby irrevocably appoints Landlord the attorneyinfact of Tenant to execute and deliver any documents provided herein for and in the name of Tenant, and such power, being coupled with any interest, is irrevocable.

Estoppel Certificate.

Tenant agrees to deliver in recordable form within ten (10) days after written request therefor by Landlord, an estoppel statement substantially in the form attached hereto as **Exhibit "D"**. Tenant's failure or refusal to timely execute such certificate, or such other certificate reasonably requested by Landlord shall constitute (a) an acknowledgment by Tenant that the statements in such certificate are true and correct without exception, and (b) a material breach of Tenant's obligations under this Lease (which may be waived in writing by Landlord).

Mortgagee Changes.

Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by Landlord's ground lessor, if any, or any present or future holder of a mortgage or deed of trust or such similar financing instrument covering Landlord's fee or leasehold interest in the Premises, as the case may be, so long as such changes do not materially alter the economic terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of Tenant.

ARTICLE XXIII.

SALE OF PREMISES BY LANDLORD

In the event of any sale, exchange or other conveyance of Landlord's interest in the Center or any portion or portions thereof by Landlord and an assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and

all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale, exchange or conveyance and assignment.

ARTICLE XXIV.

HOLDOVER BY TENANT

This Lease shall terminate without further notice upon the expiration of the Term. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition (including, at Landlord's option, the demolition and removal of any improvements made by Tenant to the Premises) as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear excepted. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as tenant at will or at sufferance, subject to all of the terms and conditions in this Lease, except that Minimum Annual Rent shall be an amount equal to the greater of (a) 200 percent of the sum of Minimum Annual Rent which was payable by Tenant for the 12 month period immediately preceding the expiration or earlier termination of this Lease, or (b) the then current fair market rent for comparable space in the Center, as the same is determined by Landlord in its reasonable business judgment. In the event Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant, in addition to paying all amounts required to paid pursuant to the Lease (including, without limitation, this Section 24.1), shall indemnify and hold Landlord harmless from all loss or liability which may accrue therefrom including, without limitation, any claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender. Acceptance by Landlord of any Minimum Annual Rent or any other charges payable by Tenant under this Lease after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, or constitute acceptance of Tenant as tenant at will, or result in a renewal of this Lease.

ARTICLE XXV.

NOTICES

Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, or any notices Landlord is required or authorized to serve upon Tenant in order to advise Tenant of alleged violations of Tenant's covenants contained in Article XI (improper advertising medium/signs), Article XV (failure of Tenant to properly repair and/or maintain the Premises), or Article XVII (improper parking of automobiles), such notice, approval, advice, consent or

demand shall be given or served, and shall not be deemed to have been duly given or served unless, in writing and shall be sent to the addresses listed in Section 1.1 hereof by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight private courier, addressed to the party to be served at the address indicated in Section 1.1 or such other address as the party to be served may from time to time designate in a notice to the other party. All notices shall be deemed effective from the date they are personally delivered or, if mailed, two (2) days after the date such notices were placed in the United States Mail.

ARTICLE XXVI.

LANDLORD'S RIGHT TO RELOCATE PREMISES

Landlord shall have the right to relocate the Premises to another part of the Center in accordance with the following:

Decor.

The new Premises shall be substantially the same in size, decor, and nature as the Premises described in this Lease and shall be placed in such condition by Landlord at its cost.

Relocation.

The physical relocation of the Premises shall be accomplished by Landlord at Landlord's cost.

Notice.

Landlord shall give Tenant at least thirty (30) days' notice of Landlord's intention to relocate the Premises.

Time.

Landlord shall diligently pursue the relocation of the Premises, and Minimum Annual Rent and all other sums and charges payable under this Lease shall abate during the period of such relocation.

Costs.

All incidental costs incurred by Tenant as a result of the relocation including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, shall be paid by Landlord in a sum not to exceed One Thousand Dollars ($1,000.00).

Frequency.

Landlord shall not have the right to relocate the Premises more than two (2) times during the Lease Term.

Size.

If the relocated Premises are smaller than the Premises as they existed before the relocation, Minimum Annual Rent and other charges hereunder shall be reduced to a sum computed by multiplying the Minimum Annual Rent by a fraction, the numerator of which shall be the gross leasable square footage floor area of the relocated Premises and the denominator of which shall be the gross leasable square footage floor area of the Premises before relocation.

Amendment.

The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the reduction of Minimum Annual Rent, if any.

ARTICLE XXVII.

MERCHANT'S ASSOCIATION

By its execution of this Lease, Tenant has become a member of the Center's Merchant's Association. The Merchant's Association was formed, among other reasons, to provide financial assistance to Landlord in connection with the advertising, promotion, public relations and administration of the Center. During the calendar year in which the Rental Commencement Date occurs, Tenant shall pay to Landlord (monthly, on the first day of each month, together with Tenant's monthly payment of Minimum Annual Rent) the amount set forth in Section 1.1 of the Lease as Tenant's Merchant's Association Charge. Tenant's Merchant's Association Charge shall increase (but not decrease) on January 1 of each year in direct proportion to the increase in the Consumer Price Index for All Urban Consumers (Los Angeles/Anaheim/Riverside Area; Base 198284=100) ("Index"), as published by the United States Department of Labor, Bureau of Labor Statistics, for the preceding calendar year (or portion thereof occurring with the Lease Term). If at any time the Index does not exist, a substitute for the Index shall be selected by Landlord, in Landlord's reasonable discretion.

ARTICLE XXVIII.

CAPTIONS AND TERMS

Reference Only.

The captions of Articles and Sections of this Lease are for convenience only and do not in any way limit or amplify the terms and provisions of this Lease. Except as otherwise

specifically stated in this Lease, the "Lease Term" shall include the original term and any extension, renewal or holdover thereof.

Parties.

If more than one (1) person or corporation is named as Tenant in this Lease and executes the same as such, the word "Tenant", wherever used in this Lease, is intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with the performance of all of the terms, covenants and provisions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter as the case may be, and the use of the singular shall include the plural, as the context may require.

ARTICLE XXIX.

OBLIGATIONS OF SUCCESSORS

Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided in this Lease (including, without limitation, Article 13), their respective heirs, executors, administrators, successors and assigns, subject, however, to all agreements, covenants, and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant's interest in this Lease or the Premises.

ARTICLE XXX.

MISCELLANEOUS PROVISIONS

Separability.

It is agreed that, if any provision of this Lease shall be determined to be void by a court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect.

Warranty of Authority.

If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership and that this Lease is binding upon the corporation or partnership. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that (a) Tenant is a duly qualified corporation and all steps have been taken prior to the Effective Date hereof to qualify Tenant to do business in the State of California; (b) all franchise and corporate taxes have been paid to date; and (c) all forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities

holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

Merger.

It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease, and this Lease entirely supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease may be modified, deleted or added to except by written Lease Amendment signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is totally upon the representations and agreements contained in this Lease.

Right to Lease.

Landlord reserves the absolute right to effect such other tenancies in the Center as Landlord in the exercise of its sole business judgment shall determine. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Center.

Governing Law.

The laws of the State of California shall govern the validity, construction, performance and enforcement of this Lease. Should either party institute legal action to enforce any obligation contained herein, it is agreed that the proper venue of such suit or action shall be the county and judicial district in which the Center is located. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant but shall be interpreted in accordance with the general tenor of its language.

Force Majeure.

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other nonfinancial causes beyond the reasonable control of the party obligated to perform, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, except the obligations, once accrued, imposed with regard to rental and other charges to be paid by Tenant pursuant to this Lease. Tenant must provide notice of any force majeure delay to Landlord within five (5) days of the occurrence of such delay or Tenant waives its right to claim a force majeure delay. In addition, delays caused by governmental authorities in obtaining Tenant's permits shall not be deemed to be a force majeure event and shall not postpone the Rental Commencement Date.

Cumulative Rights.

The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative, and no one remedy shall be exclusive of any other remedy, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations imposed upon the other party have been fully performed.

Time.

Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

Relationship of Parties.

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Late Charges.

Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the amount due, whichever is higher, provided that such amount will not exceed the maximum rate permitted by law, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other

charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Tenant hereby agrees that, if Tenant is subject to a late charge for two (2) consecutive months, Minimum Annual Rent for the following twelve (12) months shall automatically be adjusted to be payable quarterly, in advance, commencing upon the first day of the month following such consecutive late month and continuing for the next twelve (12) months on a quarterly basis in advance.

Financial Statements.

At any time during the Lease Term, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Landlord or any institutional lender which is negotiating with Landlord for interim, construction or permanent financing, with a confidential current financial statement (dated within ninety [90] days of the date Tenant receives Landlord's notice) and financial statements for each of the two (2) years prior to the then current fiscal statement year. Such current statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

Real Estate Brokers.

Landlord and Tenant represent and warrant that, except for a commission owed by Landlord to Charles Dunn Real Estate Services, Inc., (who represents Landlord) and New Star Realty & Inv. (who represents Tenant) pursuant to a separate written agreement (which will be paid by Landlord), there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and agree to indemnify the other against and hold it harmless from all liability arising from any such claim including, without limitation, the cost of attorneys' fees in connection therewith.

Interest.

Tenant shall pay to Landlord when due all sums of money required to be paid pursuant to this Lease. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible with the next installment of Minimum Annual Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. If Tenant shall fail to pay, when the same is due and payable, any rent or other charge, such unpaid amounts shall bear interest at the lesser of ten percent (10%) per annum or the maximum lawful rate from the date due to the date of payment. If the interest rate specified herein is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

No Offer to Lease.

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, occupancy of the Premises; and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any agent of Landlord or Landlord's broker, if any, shall alter, change or modify any of the provisions hereof.

Limitation of Landlord Liability.

Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Center and out of rents or other income from such property receivable by Landlord, or out of the consideration receivable by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Center, subject to the rights of Landlord's mortgagee, and neither Landlord, nor any affiliate of Landlord, nor their employees, officers, directors, shareholders or affiliates shall be liable for any deficiency.

Hazardous Materials

. Tenant covenants as follows:

A. Except for ordinary and general office supplies typically used in the ordinary course of business, such as copier toner, liquid paper, glue and ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as herein defined), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of, on, in, under or about the Premises, the common areas or any portion of the Center by Tenant, its agents, employees, subtenants, assignees, contractors or invitees (collectively, "Tenant Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. At all times and in all respects, Tenant and the other Tenant Parties shall comply with all federal, state and local laws, statutes, ordinances and regulations including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 16901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000[f] et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health & Safety Code (Section 25100 et seq. and 39000 et seq.), California Water Code (Section 13000 et seq.) and other comparable state laws (collectively, "Hazardous Materials Laws"), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes including, without limitation, any "hazardous substances", "hazardous

wastes", "hazardous materials", or "toxic substances" under any such federal, state or local laws, statutes, ordinances or regulations (collectively, "Hazardous Materials").

B. At Tenant's own expense, Tenant shall procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for the use of the Premises including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Center or the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall not cause any and all Hazardous Materials removed from the Center to be removed and transported, except solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Center in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon transfer of possession of the Premises, such transferor shall cause all Hazardous Materials to be removed from the Premises, transferred and transported for use, storage or disposal in accordance with and in compliance with all applicable Hazardous Materials Laws. Upon the expiration or sooner termination of this Lease, Tenant agrees to remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in or under the Premises or any portion of the Center by Tenant or any of the Tenant Parties.

C. Tenant shall immediately notify Landlord in writing of (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant, any of the Tenant Parties, the Premises, or any portions of the Center including, without limitation, any buildings located thereon, relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or any portions of the Center, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after any Tenant Party first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises, any portions of the Center or Tenant's or any Tenant Party's use thereof.

D. Tenant shall immediately remove all Hazardous Materials and indemnify, defend, protect, and hold Landlord and each of its partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys' fees), as well as the death of or injury to any person and damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant's or any Tenant Party's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or any portion of the Center including,

without limitation, any buildings located thereon. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or Center or any building thereon, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant or any Tenant Party, or anyone holding under Tenant or any Tenant Party, or by any of their employees, agents, assignees, contractors or subcontractors or others acting for or on behalf of Tenant or any Tenant Party (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The terms of the indemnification by Tenant set forth in this Section 30.16 shall survive the expiration or earlier termination of this Lease.

Nondiscrimination

. Tenant herein covenants by and for itself, its heirs, executors, administrators, successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions:

> That there shall be no discrimination against or segregation of any person, or group of persons, on account of status, race, color, creed, religion, sex, marital status, age, physical or mental disability, ancestry or national origin, in the leasing, renting, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall the lessee itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the land herein leased.

Revenue and Expense Accounting

. Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to Landlord and rental expenses will accrue to Tenant in the amounts and as of the dates rent is payable under the Lease.

Waiver of Rights of Redemption

. Tenant waives all rights of redemption granted under any present and future law if Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

Intentionally Omitted

.

30.21 Execution of Guaranty of Lease. The effectiveness of this Lease is expressly conditioned upon the receipt by Landlord of a Guaranty of Lease ("Guaranty") executed by

Longji Jin, an individual, and dated effective as of the date of this Lease, in the form attached as **Exhibit "C"**.

[Remainder of Page Intentionally Left Blank]

[Signatures on Following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

"TENANT"

GLOBAL AA GROUP, INC., a
CA corporation

By: [signature]

Name: Congzi Jin

Title: CFO

"LANDLORD"

SY VENTURES V, LLC
a California limited liability company

By: Shin Yen Equity, Inc.,
a California corporation
Its: Managing Member

By: [signature]
Wan-I-Huang, President

IF TENANT SHALL BE A CORPORATION, THE AUTHORIZED OFFICERS MUST SIGN ON BEHALF OF THE CORPORATION. THE LEASE MUST BE EXECUTED BY THE PRESIDENT OR VICEPRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY, UNLESS THE BYLAWS OR A RESOLUTION OF THE BOARD OF DIRECTORS SHALL OTHERWISE PROVIDE, IN WHICH EVENT, THE BYLAWS OR A CERTIFIED COPY OF THE RESOLUTION, AS THE CASE MAY BE,

MUST BE FURNISHED. ALSO, THE APPROPRIATE CORPORATE SEAL MUST BE AFFIXED.

EXHIBIT "A"
SITE PLAN



4004-C
PIPELINE AVENUE
GRAND AVENUE
SITE PLAN

This Site Plan on this page is for illustration and the owner reserves the right to change, add to or omit the structures, common areas and/or land areas shown. This Plan is not intended to make any representations or warranty as to the size and nature of improvements to be constructed, or as to the identity or location of any tenant in the Shopping Center.

~~EXHIBIT "A-1"~~
~~PROTECTED PARKING AREA~~



ROSWELL AVENUE
GRAND AVENUE
PIPELINE AVENUE
Protected Parking Area

EXHIBIT "B"

PROVISIONS RELATING TO THE CONSTRUCTION OF THE PREMISES

Except as specifically set forth in Article I hereinbelow (Landlord's Work), Landlord shall deliver and Tenant shall accept the Premises in its current "**As-Is**" condition.

I. LANDLORD'S WORK. Landlord shall have no obligation to perform or pay for any work whatsoever in the Premises, and Tenant shall accept possession of the Premises from Landlord in its "as-is" condition (without a ceiling) and state of repair as of the date that Landlord initially tenders possession of the Premises to Tenant. Notwithstanding the foregoing to the contrary, upon the date that Landlord delivers possession of the Premises to Tenant, Landlord shall have constructed a new demising wall to create the Premises and installed in the Premises~~:~~ ~~(a) a new heating and air conditioning system and (b)~~ a separate electrical ~~and water~~ meters.

II. DELIVERY OF PREMISES. For the purposes of this section, the Landlord's Work shall be "Substantially Complete" as soon as Landlord completes the construction and installation of Landlord's Work, subject to minor "punch list" items. Within five (5) days following the date Landlord notifies Tenant that Landlord's Work is Substantially Complete, Tenant shall provide Landlord with a list ("Punchlist") of those items, if any, of Landlord's Work which are either incomplete or defective. Landlord shall, within a reasonable time after receipt of the Punchlist, complete or repair the items of Landlord's Work set forth in the Punchlist.

III. PERFORMANCE OF TENANT'S WORK

A. Conditions for Commencement of Tenant's Work. Tenant shall not commence any work in the Premises unless and until the following conditions have been met:

1. Landlord shall have approved the Tenant's construction plans (the "Approved Construction Plans");

2. Landlord shall have approved Tenant's contractor;

3. Tenant shall have obtained all permits and approvals from all authorities for Tenant's Work and shall furnish Landlord with copies of all said permits;

4. Tenant shall have obtained all insurance required under the Lease and shall have furnished Landlord with duplicate originals or certificates of such insurance in accordance with the Lease;

5. Tenant shall have furnished Landlord with a certificate of its contractor's worker's compensation and liability insurance, which shall name Landlord as an additional insured;

6. Tenant shall have supplied Landlord with a key to all locks installed by Tenant in the Premises;

7. Landlord shall have consented to the commencement of Tenant's Work in the Premises; and

8. Tenant shall have made payments for work to be done by Landlord.

B. General Requirements. All Tenant's Work shall be performed strictly in accordance with the following:

1. All Tenant's Work shall comply with the requirements of all governing codes and ordinances, Landlord's insurance carrier or rating organization, Landlord's lender and any requirements of all governmental authorities having jurisdiction, and any and all agencies thereof, including requirements relating to utilizing union labor and paying prevailing wages in the locality in which the Center is located;

2. All Tenant's Work shall be performed in accordance with the Approved Construction Plans, a copy of which shall be maintained by Tenant at the Premises at all times until final completion of Tenant's Work;

3. All Tenant's Work shall be performed without interference with other work being performed in and about the Center, including the Premises;

4. Tenant shall cooperate and comply with all rules and regulations which Landlord, its architect or contractor may make in connection with the construction work in the Center;

5. Tenant shall comply with Landlord's guidelines for Tenant's construction which are provided to Tenant by Landlord prior to and/or during the course of the performance of Tenant's Work;

6. Tenant shall at all times during the performance of Tenant's Work provide Landlord with a key to all locks installed by Tenant or its contractor in the Premises and, after completion of Tenant's Work, Tenant shall, at Tenant's cost and expense, change all such locks; and

7. Tenant's entry prior to the commencement of the Lease Term shall be subject to all of the provisions of this Lease, other than the payment of rent and other charges to Landlord.

C. Tenant's Work Which Affects the Building in Which the Premises Are Situated. All work to be performed by Tenant shall not damage the building of which the Premises are a part or any part thereof, and shall be handled in the following manner:

1. Work attached to the structure and/or the roof, such as additional electrical, plumbing, heating, ventilating and air conditioning systems, and any items of Tenant's Work, which, in Landlord's sole discretion, affect the structural or weatherproof integrity of the building in which the Premises are located, including all roof penetrations or roof work of any

kind, and any work which affects Landlord's roof warranty, guarantee or bond, shall, at Landlord's option, be:

(a) Awarded by Tenant to a licensed contractor, written approval of whom has been given by Landlord; or

(b) Awarded to Landlord's Contractor and administered by Landlord. In the event Landlord elects to have Landlord's Contractor perform such work, Landlord shall obtain a bid for such work from Landlord's Contractor and shall charge Tenant the actual cost of such work as charged by Landlord's Contractor, plus an administration fee to Landlord, not to exceed fifteen percent (15%) of the actual cost of said work. The cost of any Tenant's Work performed by Landlord's Contractor pursuant to this subparagraph shall be paid for by Tenant prior to the commencement of the work, upon demand by Landlord.

D. Landlord's Reserved Rights. Landlord reserves the following rights with respect to Tenant's Work:

1. Landlord shall at all times during the performance of Tenant's Work have a right of access to the Premises for the purpose of performing work in and about the Premises, both in connection with Landlord's construction and/or repair of the Center and the performance of Landlord's Work;

2. Landlord shall not be responsible to Tenant for any loss of or damage to any Tenant's property installed or left in the Premises or such other space within the Center prior to completion of Tenant's Work or at any time thereafter during the entire Lease Term.

E. Completion of Tenant's Work. Tenant's Work shall be deemed to be complete at such time as all of the following shall have occurred:

1. Tenant has furnished Landlord with a Certificate of Occupancy for the Premises;

2. Tenant has furnished Landlord with lien waivers or other evidence satisfactory to Landlord of Tenant's lienfree completion of Tenant's Work;

3. Landlord, its architect or other authorized designee of Landlord shall have inspected the Premises and approved Tenant's Work;

4. Tenant shall have changed all locks to all doors and windows to the Premises; and

5. Tenant shall have furnished Landlord with all keys to the Premises.

F. Tenant's Use of a Contractor Other than Landlord's Contractor. It is further understood and agreed that the items set forth below shall be incorporated as "Special Conditions" into the contract between Tenant and its contractor as follows (with a copy of the

contract to be furnished to Landlord for Landlord's approval prior to the commencement by Tenant of Tenant's Work):

1. Prior to the start of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule indicating the completion dates of all phases of Tenant's Work, which schedule shall be subject to the progress of Landlord's construction in the Center of which Landlord shall have the right to notify Tenant from time to time.

2. Tenant's contractor shall perform its work in a manner and at times which do not impede or delay Landlord's Contractor in the completion of the Center and/or the Premises. Any delays in the completion of the Center and/or the Premises or the commencement of the payment of Minimum Annual Rent and any damage to any work caused by Tenant's contractor shall be Tenant's responsibility and shall be at Tenant's sole cost and expense.

3. Tenant's contractor shall be responsible for the repair, replacement or cleanup of any damage done by it to other contractors' work (including Landlord's Contractor's work), which specifically includes accessways to Tenant's Premises which may be concurrently used by others.

4. Tenant's contractor shall accept the Premises prior to starting any trenching or coring operation. Any rework of subbase or compaction required after Tenant's contractor's initial acceptance of the Premises shall be done by Tenant's contractor, which shall include the removal from the Center of any excess dirt or debris.

5. Tenant's contractor shall contain its storage of material and its operation within the Premises and such other space as may be assigned by Landlord's contractor. Should such items be assigned space outside of the Premises, same shall be moved to such other space as Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

6. All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Center.

7. Tenant's contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for its work within the Premises and shall pay to Landlord's Contractor the cost of any temporary utilities and facilities provided by Landlord's Contractor.

8. Tenant's contractor shall notify Landlord and Landlord's manager of the Center of any planned work to be done on weekends or other than normal job hours.

9. Tenant and Tenant's contractors are responsible for compliance with all applicable codes and regulation of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant's contractor and all applicable safety regulations established by the general contractor for the Center, and Tenant further agrees to indemnify, defend, protect and hold

Landlord harmless from and against any loss, costs liability or expense in any way arising out of said work as provided in Article VIII of the Lease. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by Section 8.3 of the Lease.

10. Tenant's contractor and subcontractors shall not post signs in any part of the Center or in or about the Premises.

11. Notwithstanding the provisions herein, Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's Work.

12. Prior to the commencement of construction, Tenant shall obtain, or cause its contractor to obtain, payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant and shall be issued in the names of both Landlord and Tenant as obligees and beneficiaries. Prior to the date Tenant commences construction of Tenant's Work, Tenant shall submit evidence satisfactory to Landlord that such bonds have been issued.

IV. TENANT ALLOWANCE.

Landlord agrees to contribute: (a) a sum not to exceed Fifty Four Thousand and 00/100 Dollars ($54,000.00) (based on $30.00/square foot) toward the cost of Tenant's Work, provided that said sum shall in no event be applied toward Tenant's personal property, trade fixtures, equipment or inventory, plus (b) a sum equal to Fifteen Thousand and 00/100 Dollars ($15,000.00) to be used by Tenant to install in the Premises a 1,500 gallon grease trap (collectively, the "Tenant Allowance"). Upon written request, Landlord shall pay Tenant the Tenant Allowance within thirty (30) days after Tenant's Work is complete, and Tenant has opened for business in the Premises and delivered to Landlord the following:

1. The original "Certificate of Occupancy" issued by the applicable building department in the city in which the Center is located;

2. A copy of Tenant's recorded, valid "Notice of Completion," if applicable in the state where the Center is lócated;

3. Copies of all invoices from Tenant's contractor, subcontractors, vendors and/or suppliers of labor and/or materials for Tenant's Work, which Tenant has paid;

4. All mechanics' lien releases or other lien releases on account of Tenant's Work, which are notarized, unconditional and in recordable form or in such form as Landlord shall have approved;

5. Copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits; and

6. An architect's certification that the Premises have been constructed in accordance with the approved Tenant's Plans and are one hundred percent (100%) complete in accordance with this Exhibit C.

The cost of any additional work performed by Landlord for the benefit of Tenant as well as any rentals owing under this Lease, shall be deducted from the Tenant Allowance before said Tenant Allowance is paid to Tenant.

EXHIBIT "C"
GUARANTY OF LEASE

This GUARANTY OF LEASE given by LONGJI JIN, an individual (hereinafter called the "Guarantors", whether one or more) to SY VENTURES II, LLC, a California limited liability company (hereinafter call the "Landlord").

WITNESSETH:

In order to induce the Landlord to demise to GLOBAL AA GROUP, INC., a CA corporation (hereinafter referred to as the "Tenant"), certain premises in the Landlord's Shopping Center which has been constructed on land situated at Chino Spectrum Marketplace, in the City of Chino, County of San Bernardino, State of California, and being described in and pursuant to a certain Shopping Center Retail Shop Lease dated ________________, 2016 (which lease together with any and all modifications, amendments and extensions is hereinafter referred to as the "Lease"), the Guarantors agree as follows:

1. The Guarantors do hereby jointly and severally, unconditionally and absolutely guarantee to the Landlord the full, prompt and complete payment by the Tenant of the rent and all other sums which may be payable by the Tenant under the Lease and the full, prompt and complete performance by the Tenant of any and all terms, covenants, conditions and provisions of the Lease required to be performed by the Tenant without regard to any forbearance, delay, neglect or failure on the part of the Landlord in enforcing same.

2. The Guarantors do hereby waive notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to the Tenant, and also waive any demand for or notice of default of the payment of rent and other sums which may be payable by the Tenant under the Lease and the performance of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by the Tenant; and the Guarantors do further expressly hereby waive any legal obligation, duty or necessity for the Landlord to proceed first against the Tenant or to exhaust any remedy the Landlord may have against the Tenant, it being agreed that in the event of default or failure of performance in any respect by the Tenant under the lease, the Landlord may proceed and have right of action solely against either the Guarantors (or any of them) of the Tenant or jointly against the Guarantors (or any of them) and the Tenant. The Guarantors further agree that the Landlord may grant relief or indulgence to the Tenant, or otherwise amend or modify the Lease, without such actions being or being deemed to be a release of the Guarantor's liability under this Guaranty. Any delay on the part of the Landlord in enforcing any rights under this Guaranty or under the Lease or in proceeding first against the Tenant shall not operate as a waiver of rights against the Guarantors hereunder.

3. In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to the Tenant, no limitation of the Tenant's liability under the Lease which may now or hereafter be imposed by any federal, state or other statute, law or regulation applicable to such

proceedings, shall in any way limit the obligations of Guarantors hereunder, which obligation is co-extensive with the Tenant's liability as set forth in the Lease without regard to any such statutory limitation. If any trustee, receiver or conservator of the Tenant appointed under any federal or state law relating to bankruptcy, insolvency, debtor's relief or corporate reorganizations rejects the Lease pursuant to any right to do so under the provisions of any such law, the Guarantors' obligation under this Guaranty shall not be affected thereby, but, to the contrary, shall continue to remain in full force and effect as if the Lease had not been rejected by such trustee, receiver or conservator and was continuing in full force and effect.

5. The Guarantors shall not be entitled to make any defense against any claim asserted by the Landlord in any suite or action instituted by the Landlord to enforce this Guaranty or the Lease or to be excused from any liability hereunder which the Tenant could not make or invoke, and the Guarantor's hereby expressly waive any defense in law or in equity which is not or would not be available to the Tenant, it being the intent hereof that the liability of the Guarantors hereunder is primary and unconditional.

6. In the event it shall be asserted that the Tenant's obligations are void or void able due to illegal or unauthorized acts by the Tenant in the execution of the Lease, the Guarantors shall nevertheless be liable hereunder to the same extent as the Guarantors would have been if the obligations of the Tenant had been enforceable against the Tenant.

7. This Guaranty shall remain in full force and effect for the entire Lease Term and despite any assignment of the Tenant's interest under the Lease or any subletting of all or any portion of the leased premises. The Guarantors agree that the terms of the Lease may be altered or modified by agreement of the Tenant or its assignee(s) without notice to the Guarantors and without securing their consent, approval or waiver as such act shall not, in any way, affect this Guaranty or release the Guarantors from any liability under this Guaranty. This Guaranty shall remain in full force and effect regardless of whether or not the Tenant is or continues to be owned in whole or in part by Guarantors. The provisions of this Guaranty (and Landlord's right to enforce the same) shall survive any expiration or early termination of the Lease or Tenant's occupancy of the Premises.

8. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the heirs, legal representatives, successors and assigns of the Landlord. The Guarantors agree that this contract is performable in California, and waive the right to be sued elsewhere.

9. If the Guarantors, or any of them, are a corporation, then the undersigned officer of each such corporation personally represents and warrants that the Board of Directors of each such corporation, in a duly held meeting, has determined that this Guaranty may reasonably be expected to benefit said corporation.

10. The Guarantors hereby waive trial by jury in any action, proceeding or counterclaim brought by the Landlord or the Guarantors against the other as to any matter of any kind or nature arising out of or in any way connected with this Guaranty or the Lease. In the event suit or action be brought upon and in connection with the enforcement of this Guaranty, the Guarantors shall pay reasonable attorneys' fees and all court costs incurred by the Landlord.

GUARANTORS:

LONGJI JIN, an individual

____
By: Longji Jin

EXHIBIT "D"

FORM OF TENANT ESTOPPEL CERTIFICATE

TO: ________________________
____
____

RE: Premises Address: Chino Spectrum Marketplace (Shopping Center)
Building No. _______; Suite No. _____________
Address: ____

Lease Date: ____________________

By and Between: ________________________ (Landlord), and
________________________ (Tenant)

Square Footage Leased: Approximately _____________ Square Feet

The undersigned is the Tenant under the above-referenced lease and a true, correct and complete copy of which Lease and any and all amendments thereto is attached hereto as **Exhibit "A"** and are hereinafter collectively referred to as the "**Lease**." The undersigned hereby acknowledges and certifies on behalf of itself, its successors and assigns, to (as applicable) Landlord, Buyer (its successors and assigns) and any lender that may extend credit secured all or in part by a deed of trust on the Premises or the Shopping Center within which the Premises is located (the "**Center**"), and each of their respective successors and assigns, the following:

1. The above-described Lease is unmodified and in full force and effect except for the following: ____.

2. There is no prepaid rent, other than the current month's rent paid in advance, except ____ Dollars ($_____________), and the amount of the security deposit is $_______________. The undersigned is not entitled to any "free" rent, rental concessions or other similar benefits, except for _____________________.

3. Possession of the Premises was taken by Tenant on ___________. Tenant began paying rent on ___________. Tenant's current minimum monthly base rental payments are __________________. Tenant's current percentage rent is ____________ of _____________. Base rent was last paid on ______________ and has been paid through _____________.

4. No payments are required to be made by Landlord to Tenant and all work to be performed for Tenant by or on behalf of Landlord under the Lease has been performed as required and has been accepted by Tenant, except for

5. The Lease terminates on _______________ and Tenant has the following renewal option(s): _______________ option(s) to extend and renew the Lease for ___________ each. The exercise date(s) of said option(s) are: _____________.

6. Tenant has no right or option pursuant to the Lease or otherwise (i) to purchase all or any part of the premises or the Center; (ii) for additional space in the Center, and/or (iii) to terminate the Lease prior to its stated expiration date except as follows: ______________________.

7. As of the date hereof, neither Landlord nor Tenant is in default under the Lease, and Tenant has no knowledge of the occurrence of any event which with notice and/or the passage of time would constitute a default under the Lease, nor does Tenant have any claims against Landlord nor any defenses or offsets against rent.

8. The undersigned acknowledges that Landlord and its respective successors and/or assigns, and any purchaser of the center from Landlord, may rely upon this Estoppel Certificate and that any lenders who make a loan which is secured in whole or in part on the Center and each of their successors and/or assigns may rely upon this Estoppel Certificate.

9. The undersigned is duly authorized to execute this certificate on behalf of the Tenant.

10. The undersigned has not assigned or sublet the premises nor does Tenant hold the premises under an assignment or sublease except: ____________________________.

IN WITNESS WHEREOF, Tenant has executed this Tenant's Estoppel Certificate this ____ day of ________________________, 20__.

TENANT:

_____________________________,
a ___________________________

By: [signature]
Name: LONG bi Jin
Its: CFO

Chino Spectrum Marketplace
Yoshiharu
11/21/2016

EXHIBIT "E"

SIGN CRITERIA

Project: **CHINO SPECTRUM MARKETPLACE**
Grand Avenue and Pipeline Avenue
Chino, California

Date: 11-16-93 Revision: 11-19-93

A. INTRODUCTION

The intent of this Sign Criteria is to provide the guidelines necessary to achieve a visually coordinated, balanced and appealing signage environment at the above mentioned project. Performance of the Sign Criteria shall be rigorously enforced and any non-conforming signs shall be removed by the Tenant or his sign contractors at their expense, upon demand by Landlord. Exceptions will retain full rights of the approval of any sign used in the center.

B. GENERAL OWNER/TENANT REQUIREMENTS

1. Each Tenant shall submit, within thirty (30) days of lease execution, five (5) copies to the Landlord (one in full color) for written review, detailed shop drawings of the proposed sign, indicating conformance with the sign criteria herein outlined, send to:

Landlord:
SY Ventures, LLC
Chino Spectrum Marketplace
3808 Grand Avenue, Suite B
Chino, California 91710
Phone: 909-902-5555
Fax: 909-902-5559

2. Tenant shall submit a sign drawing approved by the Landlord to the appropriate City authority for approval prior to the start of any sign construction or fabrication.

3. Tenant shall pay for all signs, their installation (including final connection, transformers and all other labor and materials) and maintenance.

4. Tenant shall obtain all necessary permits.

5. Tenant shall be responsible for fulfillment of all requirements of this Sign Criteria.

6. Tenant shall provide the wired connection from the Tenant's sign to the Landlord's house timer to terminate at Tenant's electrical panel. The Landlord shall have control over the timing of any building, pylon, or monument and its hours of illumination.

7. It is the responsibility of Tenant's sign company to verify all conduit and transformer locations and service prior to fabrication.

8. The location of all signs shall be per the accompanying design criteria.

9. Except as permitted herein, any illuminated sign or lighting device shall employ only lights emitting a light of constant intensity, and no sign shall be illuminated by or contain flashing, intermitted, rotating or moving lighting or lights. In no event shall an illuminated sign or light device be so placed or so directed upon a public street, highway, sidewalk or adjacent premises so as to cause glare or reflection that may constitute a traffic hazard or nuisance.

10. All illuminated Building Wall and Fascia Signs shall be internally illuminated channel letters or halo lit letters.

11. Banners or theme flags are permitted for special events only and shall be subject to Landlord's approval and the approval of the Community Development Department of the City of Chino.

12. Temporary window signage for special or seasonal sales shall be subject to Landlord approval and shall be limited to a maximum of twenty-five percent (25%) of the window area per elevation. All such signs shall be professionally prepared. No window painting shall be permitted.

13. Tenant shall verify his sign location and size with Landlord prior to fabrication.

14. Signs which vary from this sign criteria must first be approved by Landlord and the respective City authority.

15. Tenant is required to maintain their sign in a first class condition and replace bulbs, plex faces, etc., as necessary

C. <u>FREE-STANDING RESTAURANT SIGNS</u>

1. This provision includes menu signs for drive-through restaurants. Such signs are intended to be viewed by patrons, and shall not be designed to advertise the restaurant along street rights-of-way. Such signs shall be a maximum of six feet (6') in height, and Sign Copy Area shall be a maximum of sixteen (16) square feet.

2. Restaurant menus located at the main entry to the restaurant, not exceeding three (3) square feet of Sign Area, placed at a maximum height of six feet (6'). Such signs shall not be self-illuminated, and may only be lit by external lighting, and shall be designed for view by pedestrians only.

3. No freestanding sign shall cause a visual obstruction within a driveway corner cut-off.

D. <u>GENERAL SIGN SPECIFICATIONS</u>

1. No exposed raceway, crossovers, conduits, conductors, transformers, etc. shall be permitted.

2. All lettering shall be restricted to the "maximum sign letter copy area" and have a matte finish. See attached design criteria for specific information.

3. No projection above or below the "maximum sign letter copy area" will be permitted (except as otherwise approved by the Landlord in writing).

4. All signs and their installation must comply with all local building and electrical codes and bear a UL label placed in an inconspicuous location. Electrical service to the sign shall be paid for by Tenant.

5. For purposes of store identification, Tenant will be permitted to place upon each entrance to its premises not more than four (4) square feet of white vinyl decal application lettering not to exceed four (4) inches in height, indicating tenant's name, hours of business, emergency telephone, etc. The number and letter type shall be Helvetica, Optima or Helvetica Italic.

E. INTERNALLY ILLUMINATED CHANNELIZED LETTER SIGN SPECIFICATIONS

1. Shop signs shall be attached to the building wall or fascia in designated areas only. The sign area shall be a minimum of sixteen (16) square feet. In case of conflict, City requirements shall govern.

2. The face of the channel letters shall be constructed of "Rohm & Haas" acrylic plastic (3/16" thick minimum) and fastened to the metal can in an approved manner. All metal shall receive a minimum of two (2) coats of primer and one (1) coat of finish. Plastic sheet seam joints shall be by electric weld only.

3. The "copy" (letter type), logs and their respective colors shall be submitted to the Landlord for written review prior to fabrication.

4. No more than one row of letters are permitted, unless otherwise approved by Landlord, provided that in any event the maximum total height does not exceed the height allowed in Section "H" hereof.

5. Tenant shall display only its established trade name or their basic product name, e.g., "John's Jeans", or combination thereof.

6. Internal illumination to be 60 mill-amp neon lamps installed and labeled in accordance with the "National Board of Fire Underwriters Specifications".

7. Channel Letters to have service access to lamps, ballasts and wiring.

8. Color of exposed portions of channel letters return and tramcar shall be matte black or a color which matches and compliments either the face of the channel letter or otherwise approved by Landlord.

9. All penetrations of the building structure required for sign installation shall be sealed in a water tight condition and shall be patched to match adjacent finish.

10. Upon removal of any sign, the building or wall surface shall be patched, textured, sealed and painted in order to match its original condition.

F. PROHIBITED SIGNS

1. Signs Constituting a Traffic Hazard:
No person shall install or maintain or cause to be installed or maintained any sign which simulates or imitates in size, color, lettering or design any traffic sign or signal, or any other symbols, or characters in such a manner to interfere with, mislead or confuse traffic.

2. Immoral or Unlawful Advertising:
It shall be unlawful for any person to exhibit, post or display cause to be exhibited, posted or displayed upon any sign, anything of an obscene, indecent, or immoral nature or unlawful activity.

3. Signs on Doors, on Windows:
No sign shall be installed, relocated, or maintained so as to prevent free ingress to or egress from any door. No exterior sign shall be placed on the exterior premises except as permitted herein. No sign of any kind shall be attached to a stand pipe except those signs as required by code or ordinance.

4. Animated, Audible or Moving Signs:
Signs, consisting of any moving, swinging, rotating, flashing or otherwise animated light are prohibited.

5. Off-Premise Signs:
Any signs, off premises are subject to Landlord's written approval. Any unauthorized off premises sign may be removed without notice or by Landlord at Tenant's expense.

6. Vehicle Signs:
Signs, parking lot fliers on or affixed to trucks, automobiles, trailers, or other vehicles which advertise, identify, or provide direction to a use of activity not related to its lawful making of deliveries of sales or merchandise or rendering of services from such vehicles, is prohibited.

7. Any sign located on the roof or projecting above the roofline of a building.

8. Freestanding Signs except as provided in this document.

G. PEDESTRIAN UNDER-CANOPY SIGNS

Under-canopy signs are intended to provide identification of tenants to pedestrians near building storefronts. Such signs are required of each tenant shop and shall be located under the canopy, perpendicular to the building storefront, and shall have a maximum sign area of three (3) square feet per sign face. Such signs shall have a maximum of two (2) faces. Tenant shall submit a sign drawing approved by Landlord prior to start of any sign construction or fabrication. See Page 8.

H. BUILDING WALL AND FASCIA SIGNS

Building wall and fascia signs are permitted which identify the name and associated corporate logo of a business, subject to the provisions below.

1. Maximum Letter Height and Sign Copy Area

Maximum letter height and maximum Sign Copy Area are determined based on the amount of Gross Leasable Area of a tenant's business, with letter height and Sign Copy Area increasing as the size of the tenant increases.

BUILDING SQ. FOOTAGE	**MAXIMUM LETTER HEIGHT**	**MAXIMUM SIGN LETTER COPY AREA**
45,000 or greater	Five (5) feet*	Two-hundred (200) Sq.Ft.
20,000 to 44,999	Four (4) feet*	Two-hundred (200) Sq.Ft.
10,000 to 19,999	Three (3) feet*	One-hundred-fifty (150) Sq.Ft.
5,000 to 9,999	Thirty (30) inches	One-hundred-fifty (150) Sq.Ft.
0 to 4,999	Two (2) feet	One-hundred-fifty (150) Sq.Ft.

The first letter of a word or abbreviation is permitted to exceed these maximums by one additional foot of letter height.

2. Maximum Sign Length

The maximum sign length for building wall and fascia signs is seventy percent (70%) of the horizontal length of the building elevation or tenant space of the wall on which they are located.

3. Number of Building Wall and Fascia Signs Permitted

a. In-Line Tenants - In-Line tenants are permitted to have one building wall and fascia sign facing the public street and/or main parking lot or public entry. If the tenant space is located on an end cap position such that the tenant is at the end or corner

of the corner of a building, the tenant may have one (1) additional building wall or fascia sign on one additional elevation facing the parking area or public street.

b. Street Oriented Tenants - Street Oriented Tenants may have two building wall and fascia signs; one facing the street frontage, and one facing the interior parking or public entry for the building.

c. Street Oriented Buildings which are only one Tenant - Street Oriented Buildings which are occupied by a single tenant may have one building wall and fascia sign per elevation up to a maximum of three elevations, provided that there is not a monument sign included in the signage for the building pursuant to Section "J" hereof.

d. All other tenants which are not addressed under Sections (b) and (c) above may have one (1) building wall and fascia sign.

4. Except as specifically permitted herein, sign copy is limited to the display of the business name and corporate logo or trademark.

5. Supermarkets, electronics and electrical appliance stores, and home improvement centers may have additional signs advertising general products sold such as ("seafood", "deli", "bakery", "pharmacy", "electronics", "garden center", etc.). A maximum of two (2) such secondary signs are permitted per tenant. Letter height shall be a maximum of twelve inches (12"). The size of such signs shall be a maximum of twelve inches (12"). The size of such signs shall be included in the maximum Sign Letter Copy Area permitted under Section (H1). Signs of this type may be permitted for other uses approved by Landlord and the City of Chino.

6. Signs identifying the location of specialized services or operations that are provided at a particular location within an establishment such as "Installation", "Auto Service", "Customer Pick-up", etc. are permitted. Such sign shall have a maximum letter height of twelve inches (12") and shall have no internal illumination. The size of such signs shall be included in the maximum Sign Letter Copy Area permitted under Section (H1).

I. MISCELLANEOUS NOTES

1. The provisions of this Exhibit, except as otherwise expressly provided by this Exhibit, shall not be applicable to the identification signs of "Major Tenants" or other occupancy designated as a "Junior Major" tenant that may be located in the Shopping Center, it being understood and agreed that these occupants may have their usual signage on similar buildings operated by them in California; provided however, there shall be no rooftop signs which are flashing, moving, or audible and provided said sign is architecturally compatible and has been approved by Landlord.

J. MONUMENT SIGNAGE

1. Subject to City regulations, for street tenant and single tenant buildings, such tenants shall be allowed a one (1), two (2) sided monument sign not exceeding fifty (50) square feet per sign face and dimensions of eight (8) feet high and ten (10) feet long. All designs shall be consistent with the monument sign elevation attached hereto or otherwise approved by landlord and City of Chino.

K. PYLON SIGNAGE

1. Pylon signage is permitted for tenants greater than 25,000 square feet, if available, and approved by Landlord in Landlord's sole discretion on a case to case basis.

[*the remainder of this page has been intentionally left blank*]


4' MAX. LETTER HEIGHT FOR BUILDING 20,000 SF TO 44,999 SF*
5' MAX. LETTER HEIGHT FOR BUILDING 45,000 SF OR GREATER*
TOTAL HORIZONTAL LENGTH OF THE BUILDING ELEVATION
MAXIMUM SIGN LENGTH OF BUILDING WALL AND FASCIA SIGN IS SEVENTY PERCENT (70%) OF THE HORIZINTAL LENGTH OF THE BUILDING ELEVATION
MAX LETTER HT.
200 SF MAXIMUM SIGN LETTER COPY AREA
SEE NOTES IN SIGN CRITERIA
* THE FIRST LETTER OF A WORD OR ABBREVIATION IS PERMITTED TO EXCEED THESE MAXIMUMS BY ADDITIONAL FOOT OF LETTER HEIGHT
TYPICAL MAJOR BUILDING ELEVATION

TYPICAL SIGNAGE AT MAJORS

NOT TO SCALE

CHINO SPECTRUM MARKETPLACE

CITY OF CHINO, CALIFORNIA



½"
8"
1
2
3
4
5
6
EMT OR ALUMINUM FLEX
J BOX
ELECTRICAL FEED (by others)

SPECIFICATIONS

1. Fabricated sheet aluminum or paint-loc steel letter channels, finished in acrylic automotive enamel over primer undercoat. Exterior color is tenants option (subject to approval) Interior shall have white reflective finish.
2. 3/16" acrylic plastic face with 3/4" trim cap edge.
3. 60 milli-amp neon interior illumination system. Transformers shall be high power factor.
4. All wiring secondary and primary shall be housed in conduit.
5. All sign letters are to be secured to wall via concealed fastners. Fastners are to be stainless steel, or nickel or cadmium plated steel. Letters shall be spaced 1/2" from wall to allow drainage.
6. 60 milli-amp high power factor transformer in each letter, all neon electrodes, shall terminate all in transformers or other U.L. approved electrode housings.

CHANNEL LETTER DETAIL — NOT TO SCALE

CHINO SPECTRUM MARKETPLACE

CITY OF CHINO, CALIFORNIA



Tenant address number
Door shown is typical for non-customer type door for receiving merchandise, etc. Occurs generally at rear of retail center. (Verify with lease plan exact locations for individual tenants.
NOTE: All lettering and numerals shall be painted or vinyl die cut " Optima or Helvetica" type style, 4" high as shown in drawing on this sheet. Typical color shall be white.
Color to match accent color.
1'-0"
4"
2"
1'-6"
123

REAR TENANT DOOR DETAIL



Tenant address Number to be centered and "Optima or Helvetica" type style.
Fixed glass in storefront.
Location of tenant information, either on door or glass, tenant will be permitted to place upon each entrance to its demised premises not more than 144 square inches of decal application lettering not to exceed 2 inches in height.

FRONT ENTRANCE DOOR DETAIL

TENANT'S FRONT AND REAR DOOR DETAIL NOT TO SCALE

CHINO SPECTRUM MARKETPLACE

CITY OF CHINO, CALIFORNIA

Chino Spectrum Marketplace
Yoshiharu
11/21/2016


2 SF MAXIMUM SIGN AREA PER SIGN FACE 2 FACES MAXIMUM
TYPICAL CANOPY SECTION
HANGING UNDER CANOPY SIGN SEE NOTES IN SIGN CRITERIA
1/4" PROOF COIL CHAIN PAINT BLACK
EASE ALL EDGES TYPICAL
BOBALRIC
12"
ELEVATION
6"
R
SECTION
2"

TYPICAL SIGNAGE UNDER CANOPY LOCATION NOT TO SCALE

CHINO SPECTRUM MARKETPLACE

CITY OF CHINO, CALIFORNIA

Chino Spectrum Marketplace
Yoshiharu
11/21/2016

EXHIBIT "F"

RULES AND REGULATIONS

Landlord hereby establishes the following rules and regulations for the safety, care and cleanliness of (i) the store areas (hereinafter referred to as the "demised premises") of any tenant or tenants of the Center (hereinafter referred to as the "tenant"); (ii) the common area; and (iii) the Center in general, or for the preservation of good order:

A. FOR THE STORE AREAS:

1. All floor areas of the demised premises (including vestibules, entrances, and air returns), doors, fixtures, windows, and plate glass shall be maintained in a clean, safe and good condition.

2. All trash, refuse, and waste materials shall be stored in adequate containers and regularly removed from the demised premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard, or a nuisance to any other tenant. In the event that any tenant shall fail to remedy such a health or fire hazard, or nuisance, within five (5) days after written notice by Landlord, Landlord may remedy and/or correct such health or fire hazard or nuisance at the expense of the tenant involved.

3. No portion of the demised premises shall be used for lodging purposes.

4. Neither sidewalks nor walkways shall be used to display, store, or place any merchandise, equipment or devices, except in connection with sidewalk sales held with Landlord's prior written approval. The roof of the demised premises shall not be used for the storage of merchandise or equipment.

5. No public telephone, newsstand, shoeshine stand, refreshment, vending or other coin operated machine shall be installed or placed on the sidewalk or walkway area adjacent to the demised premises or on the common areas without Landlord's prior written approval in each instance.

6. No person or persons shall use the demised premises, or any part thereof, for conducting therein a secondhand store, auction, distress or fire sale or bankruptcy sale, or "goingoutofbusiness" sale or "lost our lease" sale, without Landlord's prior written consent.

7. No portion of the demised premises shall be used for the storage of any merchandise, materials or other properties, other than those reasonably necessary for the operation of a tenant's business. Landlord may, from time to time, inspect the demised premises to insure compliance with the foregoing provisions.

8. Except for professionally prepared signs, Tenant shall not black out or otherwise obstruct the windows of the demised premises, without Landlord's prior written consent.

9. If a tenant provides its customers with the use of shopping carts and/or baskets, such tenant shall be responsible for causing said carts and/or baskets to be stored only in areas designated by Landlord. If such tenant fails to routinely collect and store said carts as necessary (at least twice on a daily basis), Landlord may assume the responsibility of same and may bill the tenant involved on an estimated monthly basis for such service.

B. FOR THE COMMON AREAS:

1. All tenants and their authorized representatives and invitees shall use any roadway, walkway, or mall (including the enclosed mall, if any) only for ingress and egress from the stores in the Center. Use of the common areas shall be in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten (10) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. Walkways and malls (including the enclosed mall, if any) shall be used only for pedestrian travel.

2. All tenants and their authorized representatives and invitees shall not use the parking areas for anything but parking motor vehicles. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, Landlord can impose any and all controls Landlord deems necessary to operate the parking lot including, but not limited to, the length of time for parking use.

3. No person shall use any utility area or truck loading area reserved for use in conducting business, except for the specific purpose for which permission to use these areas has been given.

4. No employee shall use any area for motor vehicle parking except the area specifically designated for employee parking for the particular period of time the use of to be made. No tenant shall designate an area for employee parking except the area designated in writing by Landlord.

5. Without the prior written consent of Landlord, no person shall use any of the common areas for:

(a) Vending, peddling or soliciting orders for sale or distributing of any merchandise, device, service, periodical, book, pamphlet, or other matter;

(b) Exhibiting any nonprofessional sign, placard, banner, notice or other written material;

(c) Distributing any circular, booklet, handbill, placard, or other material;

(d) Soliciting membership in any organization, group, or association, or soliciting contributions for any purpose;

(e) Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the common areas or be detrimental to any of the business establishments in the Center;

(f) Using the common areas for any purpose when none of the business establishments in the Center are open for business;

(g) Discarding any paper, glass, or extraneous matter of any kind, except in designated receptacles;

(h) Except for normal and customary sound devices for Tenant's drivethru facilities, using a soundmaking device that is grossly annoying or unpleasant to the general public; or

(i) Damaging any sign, light standard, or fixture, landscaping material or other improvement or property within the Center.

The above listing of specific prohibitions is not intended to be exclusive, but is intended to indicate the manner in which the right to use the common areas solely as a means of access and convenience in shopping at the business establishments in the Center is limited and controlled by Landlord.

EXHIBIT "G"

EXISTING EXCLUSIVES AND PROHIBITED USES

ALDI

Landlord agrees that until the end of the Term, or any continuation or extensions thereof, neither Landlord nor any of Landlord's Affiliates will lease, use or occupy, or permit the use of or occupancy of the Center, other than the Premises, for the operation of a Retail Grocery Store (the "Exclusive Use"). The term "Retail Grocery Store" means a supermarket, meat market, grocery store, fruit and vegetable store or stand, frozen or otherwise processed food store and any other store where more than 2,000 square feet (including adjacent aisle space) is used for the sale or display of grocery items. The term "Retail Grocery Store" shall not include: (i) a delicatessen, bakery, ice cream or yogurt store, or any restaurant wherein prepared food is sold for on-premises consumption or for "take-out" consumption; or (ii) a variety store such as Five Below, Dollar Tree, and Family Dollar provided any such store does not devote more than 2,000 square feet (including adjacent aisle space) for the sale or display of grocery items.

The Restricted Uses shall not apply to the tenants (or their assignees or subtenants) of the Center under leases for space in the Center that are in place as of the Effective Date and to any tenant operating solely within the premises identified on the Site Plan as "Target Parcel" and "Former Food For Less Space".

APPLEBEE'S

During the term of this Lease, and so long as the Demised Premises are used as a "full-service sit down" moderately priced, casual dining restaurant containing greater than sixty (60) seats featuring a diverse traditional fare menu substantially similar to the menu offered by the majority of company owned restaurants operating as Applebee's Neighborhood Grill and Barf in California, other than the non-owned parcels, Landlord shall not build, lease, or operate an Applebee's "competitor" within the Shopping Center or allow the construction, use or operation within the Shopping Center of other Applebee's "competitor." By way of example only, a restaurant would be deemed to be an Applebee's "competitor" if it were greater then 2500 s.f. and substantially similar in concept to Bennigan's, Fuddrucker's T.G.I. Fridays, Houston's, Chili's, Ruby Tuesdays, O Charlie's or Red Robin.

By way of example only, restaurant concepts which would not be deemed to be an Applebee's "competitor" would include but not be limited to (i) Steakhouses or Barbecue Restaurants such as Black Angus, Outback, Buffalo Ranch, Spunky Steer or Tony Roma's, (ii) Mexican Restaurants such as El Torito, Tortilla Flats, or Acapulco, (iii) Buffet Style Restaurants such as Hometown, Old Country or Soup Plantation (iv) Oriental Restaurants such as Chinese, Japanese, Taiwanese, Korean, Indonesian or Vietnamese, (v) Breakfast Restaurants such as Denny's, Coco's, IHPO or Mimi's Café, (vi) various other ethnic restaurants such as German, French, Italian or Indian or (vii) Seafood Restaurants such as Red Lobster or Rusty Pelican. Notwithstanding the above this right to an exclusive shall automatically terminate and be of no further force or effect in any one of the following events: (i) There is a material change in the type of menu served or use of the Demised Premises from that described above; (ii) Tenant has

not completed the construction of the Demised Premises and opened for business the Applebee's Neighborhood Grill and Bar within two hundred forty (240) days from the Commencement Date of the Lease; (iii) once completed and open for business, Tenant ceases operating on the Demised Premises for any reason for a period of ninety (90) days or more in any given calendar year (except for the case of remodeling as provided in Article II) or (v) The Lease is assigned or the Demised Premises is subleased to a restaurant operator (A) is not a franchisee of Tenant or Tenant's parent, (B) is not part of an affiliate transfer or (C) is not part of a sale by Tenant of a block of restaurants (five [5] or more) in Southern California.

THE AVENUE

So long as Tenant is open and operating for the Permitted Use set forth in Section 1.8 and is not otherwise in default under the Lease beyond applicable notice and cure periods, from and after the Execution Date Landlord agrees not to enter into any lease of space in Landlord's Track containing less than fifteen thousand (15,000) square feet of Floor Area for the purpose of operating a retail store for the "primary use" of selling at retail "large size" women's ready-to-wear clothing. As used herein, the term "primary use" means use of the lesser of two thousand (2,000) square feet of Floor Area or thirty percent (30%) of the Floor Area of such space and the term "large-size" means sizes 10, 12, 14, 16 and 18. The foregoing restriction shall not apply to any premises in Landlord's Tract which, as of the Execution Date, is subject to a lease or other occupancy arrangement which permits the tenant of Occupant to operate in violation of the foregoing restriction, provided that the non-applicability of this Section to such premises shall terminate upon termination of the lease or other occupancy arrangement which so permits the occupant to operate in violation of the foregoing restriction.

CARL'S JR.

During such time as Lessee, its successors or assigns, is operating the Premises as a fast food type restaurant with a drive-through with hamburgers as the principal featured menu item, Lessor may not sell or lease, or allow the use of any other property leased or owned by Lessor within the Center from conducting a business that is primarily a fast food type restaurant with hamburgers as the principal featured menu item (the "Prohibition"). By way of example, the Prohibition shall apply to McDonald's, Wendy's, Burger King and Jack In The Box, but shall not apply to full service sit down restaurants which serve products which may also be sold bye Lessee (including hamburgers), such as by way of example, Islands, Chuck E Cheese, Flakey Jakes, or to a fast food drive-through operation such as or similar to El Pollo Loco, Del Taco, Taco Bell, Boston Market, Koo Koo Roo, Arby's, Kentucky Fried Chicken, Yoshinoya Beef Bowl, Church's Chicken or Panda Panda or to portions of hotels, health clubs or office buildings located in the Center, provided such operations within a hotel, health club or office building may not be a nationally or regionally branded (i.e., MacDonald's, Wendy's) hamburger restaurant.

The Prohibition shall terminate and be of no further force and effect if at any time following the opening of a fast food type restaurant with a drive-through with hamburgers regulations, or other causes beyond the control of the Lessee shall not be deemed to be a Cessation.

CHASE BANK

Landlord covenants and agrees that throughout the Term of this Lease and any extensions thereof, Landlord shall not permit any person or entity (other than Tenant) to use any portion of the Shopping Center owned by the Landlord or its affiliates (other than the Premises) for the offering of financial services to commercial or retail customers (the "**Exclusive Use** ") . The foregoing shall not be applicable under circumstances where Landlord does not have contractual ability to enforce Tenant's foregoing exclusive under leases or other agreements in effect as of the Effective Date. Further, the foregoing shall not apply to (i) any pre-existing (i.e., as of the Effective Date) tenants at the Shopping Center (or any successors or replacements of such pre-existing tenants, provided, however, if under the provisions of the lease of any such pre- existing tenant, such tenant must obtain Landlord's consent to change its existing use of its premises to the Exclusive Use, Landlord shall, to the extent permitted under such other lease, withhold its consent to such change in use) or (ii) any anchor tenants at the Center who are leasing over 20,000 square feet of space and wish to operate a bank or other financial service business in a portion thereof or sublease a portion of such space to a bank or other financial services business (unless such anchor tenant must obtain Landlord's consent to such sublease, in which event Landlord shall, to the extent permitted under such other lease, withhold its consent to the sublease). The failure of Tenant to conduct business in the Premises primarily for Exclusive Use of a period of in excess of twelve (12) consecutive months (as extended for periods during which Tenant cannot reasonably so operate due to events of force majeure contemplated in Section 19, repairs due to casualty or condemnation, and reasonable periods of time for remolding or permitted transfers of the Lease) shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's Obligations hereunder shall be conditioned upon Tenant not then being in monetary or material non-monetary default under this Lease beyond the applicable notice and cure period. Except as expressly set forth in this Section 7.2, Tenant shall have no exclusive right, express or implied, to conduct business of any nature whatsoever in the Shopping Center.

CHINO SPECTRUM DENTISTRY

Notwithstanding anything to the contrary set forth in the Lease, after the Effective Date, Landlord shall not execute any lease for premises located within the Shopping Center to any other "General Dentistry Office," defined below ("Exclusive Use"), subject to the following terms and the satisfaction of each and all of the following conditions:

(a) Dr. Gregg Farwick, DDS, Inc., a California Corporation, and Dr. Mike M. Nakanishi, DDS, A.P.C., comprise the Tenant under the Lease and Tenant has not made a Transfer of the Lease or Tenant's interest in the Premises which requires Landlord's prior written consent in accordance with the terms of Article 15;

(b) The Exclusive Use is not applicable to any Center leases entered into on or before the Effective Date or to any tenants existing in the Center on or before the Effective Date;

(c) The Exclusive Use is not applicable to any new tenants or occupants occupying

more than ten housand (10,000) square feet within the Center; and

(d) The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date which is the earliest of (i) a Transfer of the Lease which requires Landlord's prior written consent; (ii) a material change in the Use of Premises set forth in Exhibit "B"; (iii) the effective date of any default by Tenant under the Lease beyond any applicable cure period; and (iv) the expiration or earlier termination of the Lease. The term "General Dentistry Office" shall mean the operation of a general family dentistry office providing such dental services as teeth cleaning, oral exams, fillings and minor oral surgery to the general public on a direct payment or insurance provider plan basis. This definition shall specifically exclude all other medical doctors, orthodontists or other dental specialists.

CHINO SPECTRUM OPTOMETRY

During such time as Tenant shall operate the Premises for the use prescribed in Section 6.1 hereof or for a period of eighteen (18) months following the Rental Commencement Date, whichever occurs first, Landlord shall not lease any other premises in the Center for the primary use of (a) optometry; or (b) the retail sale of prescription eyewear. The foregoing exclusive shall not apply to any department store, variety store, general merchandise retailer or drugstore within the Center all of which may operate optometry and/or retail eyewear departments, nor to any store specializing in the sale of sunglasses, sportswear or sporting goods.

CURLING IRON HAIR SALON

Notwithstanding anything to the contrary set forth in the Lease, after the Effective Date, Landlord shall not execute any lease for premises located within the Shopping Center to any other "Hair Salon". The term "Hair Salon", as defined below ("Exclusive Use"), subject to the following terms and the satisfaction of each and all of the following conditions: (i) Pran Mehta is the Tenant under the Lease and has not made a Transfer of the Lease or Tenant's interest in the Premises which requires Landlord's prior written consent in accordance with the terms of Article 13; (ii) The Exclusive Use is not applicable to any Center leases entered into on or before the Effective Date or to any tenants or occupants (including, without limitation, Dayton Hudson Corporation, a Minnesota corporation), existing in the Center on or before the Effective Date (even if such occupants complete construction and/or open for business after the Effective Date), or their successor or assigns, or to any new Center leases or extensions of existing leases entered into with such existing tenants; (iii) The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date which is the earliest of (a) a Transfer of the Lease which requires Landlord's prior written consent; (b) a change in the Use of Premises set forth in Section 1.1; (c) the effective date of expiration of any applicable cure period of any default by Tenant under the Lease; and (d) the expiration or earlier termination of the Lease.

Tenant shall defend, indemnify and save Landlord and its employees, agents and assigns harmless from and against any and all losses, damages, actions, causes of action, claims,

demands, costs and expenses including, without limitation, attorney's fees, arising out of the Exclusive Use restrictions set forth herein or arising out of the enforcement of such restrictions.

The term "Hair Salon" shall mean the business operation of a new tenant whose principal business is providing full service, non-discount hair salon providing men's and women's haircuts, styling and permanents, and the retail sale of hair care products and accessories which directly competes with Tenant's operation in selection and price.

DICK'S SPORTING GOODS

Except as hereinafter expressly provided, so long as Tenant is open and operating in substantially the entire Premises solely for the permitted Use set forth in Section 1.8 and under the Store Name set forth in Section 1.9, Landlord shall not, unless required by court order or statute or unless consented to in writing by Tenant, execute any lease to any other tenant or consent to any assignment or sublease to any other prospective tenant or subtenant to utilize more than five thousand (5,000) square feet of leasable Floor Area in Landlord's Tract for the principal purpose of the sale of a full line of sporting goods. The foregoing restriction shall not apply to any premises in Landlord's Tract which is subject to a lease or other occupancy arrangement which has been executed by Landlord as of the Execution Date which permits the tenant or occupant to sell sporting goods or to change the use of its premises to the sale of sporting goods either itself or following an assignment or sublease, nor shall the foregoing restriction apply to a lease or occupancy arrangement with respect to premises in Landlord's Tract for the operation of a "specialty sports use." As used herein, the term "specialty sports use" means a store the principal purpose of which is the sale of a specific type or line of sports-related merchandise but does not carry a full line of sporting goods such as , by way of example, a shoe store, an outfitter, a tennis shop, a golf shop or a scuba shop, provided, however that an athletic shoe store, a ski and/or snow board store and a hockey and/or skating store shall not be permitted irrespective of the square footage of the premises devoted to this use.

DR. H. SAM TONG, DDS, PHD, INC.

From and after the Effective Date, Landlord shall not execute and deliver any lease for space in the Center pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for the operation of an orthodontist office.

EDIBLE ARRANGEMENTS

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space in the Center pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for designed arrangements and gift baskets whose ingredients are cut fresh fruit ("Exclusive Use"). Notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply; (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord as of the date of the Lease, (ii) to any portion of the Center in excess of 10,000 square feet of Floor Area leased to, or occupied or owned by, a single person or entity, and (iii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations

and restriction with respect to the Exclusive Use. Additionally, Landlord's obligation hereunder shall be conditioned upon Tenant's not being in default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violate, or is alleged or claims to violate, any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorney's fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation, or alleged or claimed violation. Except as expressly set froth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

FH CODE 7 SOS, LLC (FIREHOUSE SUBS)

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space within that portion of the Center that is owned by SY Ventures II, LLC, pursuant to which Landlord authorizes the use of the premises demised by said lease for the operation of a quick service restaurant primarily selling submarine style sandwiches ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use. For purposes of this Section 14.5, the term "incidental use" shall be that less than twenty percent (20%) of the tenant's gross sales is derived from the sale of the Exclusive Use items. Further and notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord (SY Ventures II, LLC) as of the date of the Lease, or (ii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in material default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorneys' fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation. Except as expressly set forth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

FU YONG, INC

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space within that portion of the Center that is owned by Landlord, pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for the operation of an "Asian-themed" buffet style restaurant selling primarily Asian cuisine ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use. For purposes of this Section 14.5, the term "incidental use" shall be that less than twenty percent (20%) of the tenant's gross sales is derived from the sale of the Exclusive Use items. Further and

notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord as of the date of the Lease, or (ii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof, or (iii) to any other types of restaurants (such as, by way of example only, quick service and full-service, sit down restaurants) selling Asian cuisine, or (iv) to any buffet style restaurant that sells primarily non-Asian cuisine. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in material default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorneys' fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation. Except as expressly set forth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

SUGAR COAT NAILS

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space in the Center pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for the operation of a full service nail salon ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use, including, but and notwithstanding anything in this Section 14.5 to the contrary, Landlord may permit one (1) other full service nail salon (in addition to Tenant) to operate in the Center, and the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by feet of Floor Area leased to, or occupied or owned by, a single person or entity, and (ii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates, or is alleged or claims to violate, any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorney's fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation, or alleged or claimed violation. Except as expressly set froth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

GRANDMA PUCCI'S HOMEMADE ICE CREAM

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space within the Center pursuant to which Landlord authorizes the use of the premises demised by said lease for the operation of a store primarily selling homemade ice cream, gelato and yogurt ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use. For purposes of this Section 14.5, the term "incidental use" shall be that less than twenty percent (20%) of the tenant's gross sales is derived from the sale of the Exclusive Use items. Further and notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord as of the date of the Lease, or (ii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in material default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorneys' fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation. Except as expressly set forth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

H & R BLOCK

From and after the Effective Date of this Lease, and for so long as Tenant occupies and operates the Premises as a typical H&R Block, Landlord shall not lease space in the Center to any tenant/occupant whose primary use is tax preparation, electronic tax filing and/or refund anticipation loans.

ISLAND'S RESTAURANT

Subject to the terms and conditions set forth herein, Landlord shall not enter into a lease, nor consent to an assignment or sublet, in the Center to any other restaurant that sells hamburgers, except as otherwise set forth herein. If Tenant fails to continuously conduct business in the premises as a typical Island restaurant that sells hamburgers as a primary part of its business, Tenant shall be deemed to have abandoned its rights under this Section 3.3 and Landlord shall thereupon be released from all obligations and restrictions set forth in this Section 3.3 Notwithstanding anything to the following: (i) any lease in existence as of the Effective Date (provided that if any tenant under such an existing lease requests consent of Landlord to a change in use which would violate the provisions of this Section 3.3 if applicable to such tenant, Landlord shall withhold such consent so long as the withholding of such consent would not constitute a default by Landlord under the applicable tenant's lease or constitute a violation of applicable legal requirements), (ii) any tenant or occupant that occupies not more than 2,500 leasable square feet of contiguous area in the Center, (iii) any "fast food "restaurant (by way of example only, McDonald's, Carl's Jr., Wendy's, Burger King), (iv) any portion of the Center not

owned, or the use of which is not controlled, by Landlord as of the Effective Date, or (v) any tenant or occupant that sells hamburgers as an incidental part of its business. The term "incidental" as used in the foregoing sentence shall mean that the gross revenue derived by such other tenant or occupant from the sale of hamburgers does not, in the aggregate, exceed fifteen percent (15%) of such tenant's or occupant total gross revenue during any calendar year. In the event that Landlord is in default under the provisions of this Section 3.3, and such default continues for more than ten (10) days after receipt of written notice from Tenant (such condition being herein referred to as an "Exclusive Use Violation"), then by written notice to Landlord, Tenant may thereafter, as its sole and exclusive remedy for an Exclusive Use Violation, elect to pay the Landlord in Lieu of full fixed Minimum Rent, a sum equal to sixty percent (60%) of the Fixed Minimum rent otherwise payable the Lease (the "Exclusive Use Violation Rent"), provided, however that in addition to Exclusive Use Violation Rent, Tenant shall continue to pay Tenant's Proportionate Share of Common Area Expenses, Taxes and Insurance, and all other Additional Rent as set forth in the Lease. Tenant shall ceased the payment of Exclusive Use Violation Rent and commence the payment of full Fixed Minimum Rent upon the date that there is no longer an Exclusive Use Violation. Except as expressly set forth in this Section 3.3, Tenant shall have no exclusive right, express or implied, to conduct business of any nature whatsoever in the Center.

KIRKLAND'S STORES

Provided Tenant is open and operating for the Primary Use from the Premises but subject to Temporary Closures as defined in Section 9.1 of this Lease, Landlord agrees not to lease, let, use or permit to be used, any portion of the Center now or at any time during the Lease Term or any extension thereof to any entity or other party that operates or makes use of its premises for the retail sale of decorative accessories, home furnishings, housewares, and related items ("Tenant's Exclusive Use"). Other tenants and occupants of the Center may sell such items if the sale of such items does not constitute a primary use (i.e., such items are sold in ten percent (10%) or more of a tenant's or occupant's premises). Tenant's Exclusive Use right shall be a covenant that binds Landlord and shall be a restriction upon the Center that runs with the land. Tenant's Exclusive Use shall not apply to or restrict (i) the rights of tenant or occupants under written leases and occupancy agreements in the Center in full force and effect as of the Effective Date, and (ii) any national retailer operating at least one hundred (100) stores in the United States and occupying more than fifteen thousand (15,000) square feet of Rentable Area in the Center. In connection with the foregoing, to the extent any existing tenant or other occupant of the Center or assignee or sublessee thereof desires to change its use in conflict with Tenant's Exclusive Use and Landlord has the right under such lease or other agreement to deny such change of use request, Landlord shall deny such request. If Landlord or any tenant or other occupant of the Center violates Tenant's Exclusive Use, then, in addition to all other rights and remedies available to Tenant under this Lease, at law or in equity, Tenant shall have the right to pay Alternate Rent for the duration of said violation. In such event, the Alternate Rent shall be retroactively applied to the first (1st) day of any such violation. In any event, the Alternate Rent shall be payable each month by the 20th day of the next succeeding calendar month, when Tenant submits a report of Gross Sales from the Premises. If the violation is not cured within six (6) months after the violation, then, in addition to all other rights and remedies available to Tenant under this Lease, at law or in equity, Tenant may terminate this Lease upon thirty (30) days' prior written notice to

Landlord. Notwithstanding the above, if a Rogue Tenant (defined below) violates Tenant's Exclusive Use ("Rogue Tenant Violation") then, Landlord shall not be in violation of the Lease and Tenant shall not have the right to pay Alternate Rent, provided that Landlord promptly commences and uses commercially reasonable and diligent efforts to pursue the cessation of such violation(s) (including, but not limited to, the institution and prosecution of judicial action and/or other proceedings to force the Rogue Tenant to cease such violation) "Rogue Tenant" means any tenant or occupant of the Center which is prohibited and/or not permitted by its lease, other occupancy agreement or by recorded covenants and restrictions upon the property leased to or occupied by the Rogue Tenant to use or occupy its premises for any Prohibited Use or any use which violates Tenant's Exclusive Use. Notwithstanding the foregoing, if a Rogue Tenant Violation continues beyond one hundred eighty (180) days after commencement of such violation, Tenant shall be entitled to commence paying Alternate Rent as described above, for so long as such Rogue Tenant Violation shall continue, but shall have no right to terminate his Lease for so long as Landlord continues to use commercially reasonable and diligent efforts to pursue the cessation of such violation as described above.

M.D. DIET

From and after the Effective Date, except as otherwise permitted herein, Landlord shall not execute and deliver any lease for space in the Center pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for the operation of a medical weight loss clinic ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use. Further and notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord as of the Effective Date, (ii) to any "Major" or "Pad" building, or any portion of the Center in excess of 10,000 square feet of Floor Area leased to, or occupied or owned by, a single person or entity, (iii) to any gym, fitness studio or other similar business, and (iv) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restriction with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates, or is alleged or claims to violate, any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, losses, damages and expenses, including reasonable attorneys' fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation, or alleged or claimed violation. Except as expressly set forth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied to conduct.

THE MEN'S WEARHOUSE

Notwithstanding anything to the contrary set forth in this Lease, after the Effective Date during the initial Lease Term, Landlord shall not execute any lease for premises located within

the Center to a Competing Store (as herein defined), subject to the following terms and the satisfaction of each and all of the following conditions:

(a) The Exclusive Use is not applicable to (i) any tenant or occupant of fifteen thousand (15,000) or more square feet in the Center, (ii) leases entered into on or before the Effective Date, (iii) any tenants or occupants existing in the Center on or before the Effective Date, and (iv) the proposed Causal Male store to be located in the Center, provided the exception for the Causal Male store shall be contingent upon Landlord executing a lease for such store within one (1) year from the Effective Date of this Lease.

(b) The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date of the occurrence of the following: (i) expiration of the initial Lease Term; (ii) a Transfer of the Lease which requires Landlord's prior written consent; (iii) a change in the Use of Premises set forth in Section 1.1; (iv) the effective date of any default by Tenant's under the Lease beyond any applicable cure period; and (v) the expiration or earlier termination of the Lease.

(c) Landlord shall have the right to provide a copy of this Section 6.2 to other tenants or occupants of the Center.

(c) The term "Competing Store" shall mean any tenant whose primary use and purpose is the retail sale of men's suits and sport coats. C7R Clothiers, Suit City, 4-Day Suit Brokers and similar tenants are Competing Store.

MICHAELS

Neither Landlord nor any entity controlled by Landlord will use or lease (or permit the use, leasing, or subleasing of) or sell any space in any portion of the Shopping Center during Lease Term to any "crafts store", "frame store" or store doing custom framing, store selling art supplier, or store selling silk floral items. This Section 16.4 shall not apply to (any lease or other occupancy agreement with a tenant or occupant primarily engaged in the sale of any one of the aforementioned categories, if that tenant's premises are less than three thousand (3,000) square feet, or (ii) any lease or occupancy agreement with a tenant or occupant who or which does not devote in the aggregate in excess of three thousand (3,000) square feet to any of the aforementioned categories, or (iii) to any leasee whose lease was fully executed on the Effective Date hereof and is identified on Exhibit G, or (iv) to Target or any owner of the Target Parcel; provided, however that subsection (iii) in this Section 16.4 shall not apply if Landlord permits or agrees to a lessening of restrictions on any permitted use or to the change of a permitted use by any such lessee or its successors or assigns if Landlord may avoid the granting of such permission. Additionally, Landlord agrees that it shall not sell or allow the use of the space identified as Major 1 on Exhibit A to a business that would be considered a direct competitor of Tenant, including by way of example, but without limitation, Ben Franklin, H&H Floral, Frank's Nursery, Leewards, Hobby Lobby, MJ Designs, Ambers, Garden Ridge Pottery, and/or Joann Fabrics. The warranties granted to Tenant under this Section 16.4 shall be in effect and Landlord will warrant the foregoing protections (in the instance of (a) below, each specific category, or in the instance of (b) below, all categories), only so long as Tenant does not: (a) cease selling a

particular category for a period of time in excess of twelve (12) consecutive months during any such period Tenant is operating, or (b) ceases operation of its business in the Premises in excess of six (6) months during any nine (9) month period in either of such events for reasons other than casualty, condemnation, remodeling, or events beyond Tenant's reasonable control. Provided Landlord gives Tenant adequate advance written notice that Landlord will be sued or threatened with litigation by another tenant or prospective tenant on grounds that Tenant's exclusive violates anti-trust laws, Tenant may either waive the warranties of the Section 16.4 with respect to the litigant and the category for which the litigant desires to use a premises in the Shopping Center, or defend and hold Landlord harmless in connection with the actual or threatened lawsuit.

No portion of the Premises may be used by Tenants or its assignees, sublessees, concessionaires or licensees for (i) any purpose other than the retail sale of consumer goods or services typically found in shopping centers of similar size and character in Southern California or (ii) the following uses:

Any use which emits an obnoxious odor, noise, or sound which can be heard or smelled inside or outside of any building in the Shopping Center.

Any operation primarily used as a non-retail warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural, or mining operation; provided Tenant may conduct assembly and manufacturing as part of its frame shop activities.

Any "second hand" store, "surplus" store or "flea" market.

Any mobile park, trailer court, labor camp, junkyard, or stockyard (except that this provisions shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance).

Any dumping, disposing, incineration, or reduction or garbage (exclusive or garbage compactors located near the rear of any building and any recycling collection facility mandated by government authority).

Any fire sale, bankruptcy sale "going out of business" sale or auction house operation.

Any central laundry, dry cleaning plant, or Laundromat or coin operated laundry.

Any automobile, truck, trailer, motorcycle or recreational vehicle sales, leasing or display.

Any bowling alley, pool hall, billiard parlor, or skating rink.

Any playhouse, theater or like facility.

Any living quarters, sleeping apartments, lodging rooms, or hospice.

Any veterinary hospital or animal raising facilities.

Any mortuary or funeral home.

Any establishment selling or exhibiting pornographic materials.

Any church, synagogue or other place of worship.

Any training or educational facility, including bout not limited to: beauty schools, barber colleges, reading rooms, places or instruction or other operations catering primarily to students or trainees rather than to customers; provided however, this prohibition shall not be applicable to on-site employee training classes related to crafts by Tenant or other classes taught specifically as an ancillary part of a tenant's use incidental to the conduct of its business.

Any auto parts wholesale, retail or service facility.

Any bar, tavern, restaurant or other establishments who offers for sale alcoholic beverages for on-premises or off consumption.

Any health spa, fitness center, workout facility, or fitness workout related entertainment facility or movie theater.

Any amusement or video arcade.

Any office, group of offices, service facility including but not limited to medical, health, real estate, insurance or governmental agency or office.

Landlord may not use or allow the use of any portion of the Shopping Center for any of the uses stated above or any auto parts industrial/wholesale operation.

Landlord represents that "Any veterinary hospital or animal raising facilities" as used above does not prohibit Tenant's incidental use of the Premises for veterinary services unless such veterinary services include the performance of any surgery.

MIMI'S CAFĚ

Notwithstanding anything to the contrary contained herein to the extent permitted by law, provided Tenant is not in default hereunder beyond any applicable cure period and is operating from the Premises for the use described in Section 9.1 of this Lease, from and after the date of this Lease and throughout the term of the Lease or any renewal or extension thereof, Landlord covenants and warrants that it shall not lease space or sell a parcel in the Development to a tenant or occupant whose primary use is a full-service, sit-down coffee shop such as a Denny's, Coco's or International House of Pancakes ("Restriction"). Furthermore, the foregoing restriction shall

not apply to those occupants or tenants whose locations are identified and assigns, or any tenants occupying a single store space of either (a) less than two thousand five hundred (2,500) square feet; or (b) more than nine thousand (9,000) square feet, whether located in the Development or on parcels located in the Development which are conveyed to third parties. The foregoing Restriction is personal to Tenant and shall automatically terminate upon any assignment, sublease, transfer, hypothecation or encumbrance of the Lease or all or any portion of the Premises unless one of the above is such that it does not require Landlord's consent under the Lease. If Tenant changes it use of the Premises from that use described in Section 9.1 of the Lease, the Restriction shall automatically terminate and be of no further force and effect. Tenant agrees and acknowledges that Landlord shall not be liable for any damage or liability of any kind during the term of this Lease, by reason of the enforcement of this Section 9.4.

CIRCLE K

Landlord covenants that no real property within Landlord's Tract either now or subsequently, directly or indirectly owned, leased or controlled by Landlord shall be developed or used for a period of sixty (60) months following the Commencement Date for the retail sale of automotive fuel or lubricants, it being understood and agreed that the use of those portions of the Shopping Center which are not part of Landlord's Tract shall be so restricted to the extent that to any other premises in the Shopping Center with respect to which the lease or other occupancy arrangement remains in effect, permits such premises to be so used for the sale of automotive fuel or lubricants (including without the limitation to the premises currently occupied by Pep Boys in the Shopping Center). This is a covenant running with the land for any term of this Lease and for any term or renewal or extension, in favor of the Tenant, its successors or assigns.

Landlord covenants that no real property within Landlord's Tract either now or subsequently, directly or indirectly owned, leased or controlled by Landlord shall be developed or used for the retail sale of automotive fuel or lubricants.

PEP BOYS

Landlord represents and warrants that no tenant or occupant of the balance of the Developer Tract operates a service Center thereon or sells Automobile Parts thereon, and that under each tenant's or occupant's lease or other occupancy or ownership agreement for the Developer Tract Landlord has the right to prohibit such tenant or occupant from operating a Service Center thereon or from selling Automotive Parts thereon.

As an inducement to Tenant's execution of this Lease, Tenant is hereby granted the sole and exclusive privilege on the Developer Tract for operation of a Service Center and the sale of Automotive Parts. Landlord covenants and agrees that it shall not hereafter enter into any lease or occupancy agreement, agreement of sale or deed which does not prohibit the portion of the Developer Tract leased, to be conveyed, or being conveyed thereunder from being used for the operation of a Service Center and/or the sale of Automotive Parts, which prohibitions shall run with the land for the Term; provided, however, the incidental sale of automotive accessories or attendant products from less than ten percent (10%) of the floor area of a business, but not the sale of automotive parts or the performance of any mechanical work for motor vehicles, shall be permitted; provided further the foregoing restrictions shall not apply (i) to the existing tenant

leases for the spaces labeled "Major 2," "Major 4" and "Major 5" for the term of the existing leases for such space to the extent Landlord cannot impose such restrictions, or (ii) to the space labeled "Pad 1" if the same is conveyed to a national gasoline service station company. The foregoing restriction shall terminate at such time as the Premises ceases being used for both the sale of Automotive Parts and for the operation of a Service Center; provided, however, such restriction shall survive Tenant's cessation of operations if such cessation of operations (1) is caused by a casualty and Tenant is proceeding to restore or reconstruct the Improvements; (2) is the result of the remodeling, renovation or repairing of the Improvements, or the preparation of such Improvement for a successor, assignee or lessee which intends to operate the same for a similar use; (3) is during a period of time that Tenant is attempting to assign this Lease or sublease the Premises or a portion thereof, not to exceed nine (9) months; or (4) is temporary in nature and not intended to be a permanent suspension of operations.

Upon breach of the covenants set forth in Section 11.3 (b) by Landlord, Tenant shall have all remedies available to it at law, in equity or under this Lease, including but not limited to the right to injunctive relief and damages. If any person or entity other than Landlord shall violate any of the provisions herein set forth, or shall indicate that it intends to violate any of said provisions, Landlord shall immediately commence good faith diligent efforts to prevent or stop such violation or threatened violation, and, if necessary to protect the interest of Tenant hereunder after exercising such good faith diligent efforts, Landlord shall thereafter immediately commence appropriate legal proceedings and continue vigorously to prosecute the same to enjoin and prohibit any such violation. If Landlord fails to discharge its obligations under the immediately preceding sentence, Tenant shall have the right to elect to conduct and prosecute such legal proceedings in its own or Landlord's name, land at the expense of Landlord; provided, however, in no event shall Tenant be precluded from commencing an action at its sole cost and expense to prevent or stop such violation or threatened violation. Tenant acknowledges that the exclusive granted herein does not apply to the Target Tract, and shall not prohibited the sale of gasoline from any portion of the Developer Tract which is five hundred (500) feet or more from the Land.

PETCO

Landlord covenants and agrees that during the term of this Lease, for so long as Tenant is operating its business from the Premises and Tenant's primary use of the Premises is the retail sale of pet food, pet supplies, fish, birds, small animals, reptiles, pet grooming, pet training, and veterinary services ("Tenant's Exclusive Use"), Landlord and its Affiliates, their successors and assigns, agree not to sell to, lease to, nor approve any sublease or assignment of lease, or change in use, to the extent Landlord or its Affiliates shall have the right to withhold approval of same pursuant to the terms of any lease currently in force and effect, for any competing tenant, sub-tenant, assignee or user in violation of Tenant's Exclusive Use except for the Incidental Sales (as defined herein) of such items or services. Tenant's Exclusive Use covenant shall run with that portion of the land on which the Shopping Center is located which is owned by Landlord or its Affiliates so long as the Premises are used as a pet food and supply store. Incidental Sales shall mean the sale or display of such items or services not as the primary use of the competing tenant and taking up no more than 500 square feet of the floor area (if space is 50,000 square feet or less, otherwise the limit shall be 1,000 square feet if space is 50,000 or more). Landlord and its

Affiliates agree, at its sole cost and expense to use reasonable efforts to promptly and continuously enforce Tenant's Exclusive Use using all reasonable legal means.

Tenant has entered into this Lease, subject to the rights of tenants existing under leases as of the date hereof and the Declaration, in reliance upon representations by Landlord that the Shopping Center is and will remain substantially retain in character and, further, no part of same shall be used as an auditorium, meeting hall, school (except incidental to a permitted retail use under this Lease for customer training) or other place of public assembly, gymnasium or dance hall; for Bingo or similar games of chance, or as a massage parlor (which shall not be deemed to preclude the offering of massage services by a day spa or full service salon), video game arcade (except incidental to a permitted restaurant under this Lease), bowling alley, staking rink, car wash, car repair (except for the lot identified on Exhibit "A-2" attached hereto as "Pep Boys Major 10" and except for such services such as stereo installation and repair at stores like Good Guys or Circuit City), car rental agency, night club or adult book or adult video store (which shall not be deemed to preclude the incidental sale or rental of adult books or video by a national retailer such as a Barnes & Noble book store, Blockbuster video store, Circuit City software store or electronics store in compliance with law and such retailer's typical operation) or for a restaurant within two hundred fifty (250) feet of the Premises' front door (except incidental to a permitted retail use such as a bookstore with a coffee bar or café), except with Tenant's permission, which Tenant may choose to give or deny in its sole and absolute discretion. * Notwithstanding the above, Landlord may locate non-table service restaurant uses (such as a Subway or Quiznos) in no more than two thousand five hundred (2,500) square feet within the area show or Exhibit "A-2" as the "Permitted Restaurant Area", but only if the entrances of such restaurants face Roswell Avenue. Landlord may also allow one (1) of the following uses in the premises shown on Exhibit "A-2" as Ross, Food 4 Less or Shops D; (a) one bowling alley not to exceed twenty thousand (20,000) square feet, (b) one theater not to exceed six (6) screens and twenty-four thousand (24,000) square feet, or (c) one health club or workout facility not to exceed twenty-four (24,000) square feet.

**** On January 29,2003, the Tenant accepts and approves the Landlord's proposed use of 3808 Grand Ave., Suite D as a standard restaurant (including table service), (and, if applicable, to the other proposed uses for 3808 Grand Ave., Suite A, B, C & E).***

REJUVINATION SPA 2

From and after the Effective Date, Landlord shall not execute and deliver any lease for space in the Center pursuant to which Landlord authorizes the use of the premises demised by said lease primarily for foot massage and therapeutic body massage ("Exclusive Use"). Notwithstanding any provision of this Section 14.5 to the contrary, the Exclusive Use shall not restrict, in any manner whatsoever, the incidental use of any portion of the Center for the conduct of business in conflict with the Exclusive Use. Further and notwithstanding anything in this Section 14.5 to the contrary, the Exclusive Use shall not apply: (i) to any portion of the Center not owned, or the use of which is not controlled, by Landlord as of the date of the Lease, (ii) to any portion of the Center in excess of 20,000 square feet of Floor Area leased to, or occupied or owned by, a single person or entity, and (iii) to any leases in existence as of the Effective Date, and any amendments, extensions, assignments or renewals thereof. The failure of Tenant to

continuously conduct business in the Premises primarily for the Exclusive Use shall constitute an abandonment of the Exclusive Use, which shall thereupon release Landlord from all obligations and restrictions with respect to the Exclusive Use. Additionally, Landlord's obligations hereunder shall be conditioned upon Tenant's not being in default under the Lease. If the Exclusive Use or Tenant's or Landlord's enforcement of the same violates, or is alleged or claims to violate, any law or governmental rule or regulation, Tenant shall indemnify, defend and hold Landlord harmless, from and against all claims, losses, damages and expenses, including reasonable attorney's fees, asserted against or suffered by Landlord resulting from any liability or obligation of Landlord arising out of, or in connection with, such violation, or alleged or claimed violation. Except as expressly set forth in this Section 14.5, Tenant shall have no exclusive right, expressed or implied, to conduct business of any nature whatsoever in the Center.

SEARS

Landlord covenants that, during the Term, it will not permit any building, improvements, or space within the Shopping Center to be used for the purpose of selling major household appliances (unless the gross revenue from the sale of household appliances is less than 15% of the gross sales at such location). This exclusive will not prohibit tenants doing business in the Shopping Center as of the date of the Lease, or any assignee, subtenant or other successor to such existing tenants, from selling or handling said goods if such tenants are not prohibited by the terms of their respective lease from selling or handling said goods.

ROSS

Landlord represents and warrants that the lease of the other tenants in the Neighborhood/Promotional Center contain a provision, which Landlord covenants to enforce, that such tenant will not assign its lease or sublet its premises for a use which is in direct competition with the primary use of another tenant in the Neighborhood/Promotional Center which is open and operating in at least fifteen thousand (15,000) square feet of leasable floor area.

STAPLES

No part of the Shopping Center (but excluding herefrom the Premises and the "Target Tract" as shown on Exhibit A) nor any property within one mile of the Shopping Center owned by Landlord (but excluding therefrom the proposed regional mall site located at the Southeast quadrant of U.S. Highway 71 and Grand Avenue) or by an entity under common control with Landlord shall be used for the sale or leasing of office equipment (including computers but not including computer superstores, electronic superstores (such as Comp USA or Circuit City as such stores are currently operating on the date hereof), office furniture (but not including a home furniture store) or office supplies, or the provision of copying or printing services or any other office services provided by Tenant as of the date hereof.

No part of the Shopping Center (including the Premises) shall be used for any of the following: (i) bowling alley, skating rink or other sports or recreational facility (except as provided below); (ii) school (including educational and training facilities such as beauty barber and driving schools), library, reading room, or house of worship; (iii) laundromat, central

laundry, dry cleaning plat, movie theater, museum, auditorium, meeting hall, living quarters, sleeping apartments or lodging rooms, hotel or motor inn; (iv) massage parlor, adult bookstore, a so-called "head" shop, off-track betting or check cashing facility; (v) car wash (except that one car wash shall be allowed on " Pas 1" or in "Shop K", all as shown on Exhibit A or as an ancillary use to a service station on Pad 8), automobile repair work or automotive service (except that the same shall be allowed on " Pad 1 or 8" as shown on Exhibit A), automobile body shop, automobile, boat, trailer or truck leasing sales; (vi) amusement park, carnival, banquet facility, dance hall, disco nightclub, or other entertainment facility (except as provided below) including video game room, pool hall, or other amusement center; (vii) any manufacturing (including any assembling, distilling refining, smelting, agricultural or mining operation), warehouse or office use (except for office space which is incidental to a retail operation or which is use or quasi-retail purposes of up to 10% of the gross leasable area of the Shopping Center is allowed, provided however that no more than 3000 feet of such quasi-retail office space (which shall not include a bank, which shall be permitted) shall be allowed in " Shops D" as shown on Exhibit A); (viii) funeral parlor, animal hospital, raising or storage, pawn shop, second hand or surplus store (not including an upscale second-hand store as found in other first class retail developments of comparable size and tenants in Los Angeles and Orange.

Landlord represents that "animal hospital" as used above does not prohibit Tenant's incidental use of the Premises for veterinary services unless such veterinary services include the performance of any surgery.

TARGET STORE

No part of the Shopping Center shall be used for other than retail sales, offices, Restaurants or other commercial purposes. "Business office" shall mean an office which does not provide services directly to consumers; "retail office" shall mean an office which provides services directly to the public for retail fees, including but not limited to financial institutions, real estate, stock brokerages, title company and escrow offices, travel and insurance agencies, and medical, dental and legal clinics. Not more than the percent (10%) of the total Floor Area on any Tract may be used for Retail Office and/or Business Offices.

No use shall be permitted in the Shopping Center which is inconsistent with the operation of a first class first-class retail shopping center. Without limiting the generality of the foregoing, the following uses shall not be permitted:

(i) Any use which emits an obnoxious odor, noise, or sound which can be heard or smelled outside of any building in the Shopping Center;

(ii) Any operation primarily used as a warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural, or mining operation;

(iii) Any "second hand" store or "surplus" store (except that this provision shall not prohibit upscale second-use stores as found in other first-class retail

developments of comparable size and tenant mix in the Los Angeles County and Orange County, California area;

(iv) Any mobile home park, trailer court, labor camp, junkyard, or stockyard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction, or maintenance);

(v) Any dumping, disposing, incineration, or reduction of garbage (exclusive of garbage compactors located near the rear of any building and any recycling collection facility mandated by governmental authority);

(vi) Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation;

(vii) Any central laundry, dry cleaning plant, or laundromat; provided, however, this prohibition shall not be applicable to on-site service oriented to pickup and delivery by the ultimate consumer, including nominal supporting facilities, as the same may be found in retail shopping districts in the metropolitan area where the Shopping Center is located, and further provided, this prohibition shall not be applicable to a coin-operated laundry;

(viii) Any automobile, truck, trailer or recreational vehicles sales, leasing, display or repair;

(ix) Any bowling alley or skating rink (except as provided in Section 5.1(E));

(x) Any theater (except as provided in Section 5.1(E));

(xi) Any living quarters, sleeping apartments, or lodging rooms;

(xii) Any veterinary hospital or animal raising facilities (except that this prohibition shall not prohibit pet shops or one small animal hospital of not more than 1,500 square feet where animals are not kept overnight);

(xiii) Any mortuary or funeral home;

(xiv) Any establishment selling or exhibiting pornographic materials (provided however this this prohibition shall not be applicable to establishments selling books, magazines and videotapes where less than ten percent (10%) of the store's inventory is considered "adult" materials);

(xv) Any bar, tavern, restaurant or other establishment whose reasonably projected annual gross revenues from the sale of alcoholic beverages for on-premises consumption exceeds forty percent (40%) of the gross revenues of

such business;

(xvi) Any health spa, fitness center or workout facility (except as provided in Section 5.1(E));

(xvii) Any flea market, amusement or video arcade (except for one amusement or video arcade of less than 1,500 square feet in Floor Area which is not within 600 feet of the entrance to the building on the Target Tract), pool or billiard hall, car wash (one single bay car wash with one entrance and one exit, but which will permit multiple cars to be processed in one lane within the structure at one time, as shown on Exhibit X shall be permitted), or dance hall;

(xviii) Any training or educational facility, including but not limited to: beauty schools, barber colleges, reading rooms, places of instruction or other operations catering primarily to students or trainees rather than to customers; provided however, this prohibition shall not be applicable to on-site employee training by an Occupant incidental to the conduct of its business at the Shopping Center.

No party shall use, or permit the use of Hazardous Materials on, about, under or in its Tract, or the Shopping Center, except in the ordinary course of its usual business operations conducted thereon, and any such use shall at all times be in compliance with all Environmental Laws. Each Party shall indemnify, protect, defend and hold harmless the other Parties from and against all claims, suits, actions, demands, costs, damages and losses of any kind, including but not limited to costs of investigation, litigation and remedial response, arising out of any Hazardous Material used or permitted to be used by such Party, whether or not in the ordinary course of business.

For the purpose of this section, the term (i) "Hazardous Materials" shall mean: petroleum products, asbestos, polychlorinated biphenyls, radioactive materials and all other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law, and (ii) "Environmental Law" shall mean: all federal, state, county, municipal, local and other statutes, laws, ordinances and regulations which relate to or deal with human health or the environment, all as may be amended from time to time.

No merchandise, equipment or services, including but not limited to vending machines, promotional devises and similar items, shall be displayed, offered for sale or lease, or stored within the Common Area; provided, however, that the foregoing prohibition shall not be applicable to (i) the storage of shopping carts on a Tract; (ii) the seasonal display and sale of bedding plants and soft drinks on the sidewalk in front of any building located on a Tract; (iii) temporary Shopping Center promotions, except that no promotional activities will be allowed in the Common Area without the prior written approval of the Approving Parties which may be withheld in their sole and absolute discretion; (iv) mail boxes, public telephones, newspaper racks, water machines, recycling machines geared to customers and similar such items provided

same are located on sidewalk within thirty feet of the main entrance to a building and within an area of the sidewalk not exceeding 60 lineal feet; (v) "pushcart type outdoor sales areas if such area does not exceed 500 square feet; or (vi) sidewalk sales provided that such sidewalk sales shall: (a) not affect Target's share of Common Area expenses, (b) be permitted to occur a maximum of 3 times per year, and (c) shall be limited to a maximum duration of 3 days. In addition, if a recycling center or equipment is required by law to be located in the Shopping Center, the location shall be subject to the approval of the Approving Parties.

The following use and occupancy restrictions shall be applicable to the Developer Tract:

(i) No restaurant shall be located thereon within 400 feet of the Building Envelope located on
the Target Tract, excluding one premises of 1,200 square feet or less of Floor Area to be used for the sale at retail of snack foods or impulse type food, such as but not limited to, ice cream, candy, cookies, popcorn, nuts or frozen yogurt, in the space identified as Shops K on the Site Plan.

(ii) Notwithstanding anything is Section 5.1(B) to the contrary, Developer shall be permitted to have one (1) of the following on the Developer Track: (a) one bowling alley not to exceed 20,000 square feet of Floor Area located in Major 6 or 7 or Shops D; or (b) one theater not to exceed 6 or 7 or Shops D; or (c) one health club or workout facility not to exceed 24,000 square feet of Floor Area in Major 6 or 7 or in Shops D.

The name "Target" shall not be used to identify the Shopping Center or any business or trade conducted on the Developer he following use and occupancy restrictions shall be applicable to the Developer Tract. The Shopping Center shall be called "Chino Spectrum Marketplace."

No Permittee shall be charged for the right to use the Common Area.

Each Party shall use its best efforts to cause the employees of the Occupants of its Tract to park their vehicles only on such Tract.

This OEA is not intended to, and does not, create or impose any obligation on a Party to operate, continuously operate, or cause to be operated a business or any particular business at the Shopping Center or on any Tract.

T.J. MAXX

Except for Target and those leases for stores listed on Schedule Q which are currently occupying premises in the Shopping Center (unless and until such leases are recaptured by Landlord) Landlord agrees that as long as any retail sales activity shall be conducted in the alternations and offices incidental to retailing, and banks and small loan offices, not being deemed non-retail and storefront offices such as medical, chiropractic, dental, travel, tax preparation, insurance and real estate offices as well as barber shops, beauty salons, nail and tanning salons not being deemed non-retail, but all of the foregoing are not permitted between

the premises currently occupied by Target and Pep Boys, inclusive and shall not be permitted in Shops B as shown on the Site Plan except in up to three thousand four hundred (3,400) square feet in Shops B, or (b) for any entertainment purposes such as a bowling alley, skating rink, cinema (except in its location (Tenant acknowledging that the size of the cinema may be expanded) where shown on the Lease Plan), bar(except in a restaurant where liquor is sold incidental to the sale of food), nightclub, discotheque, amusement gallery (except video games in a restaurant and except that one (1) amusement gallery of up to one thousand five hundred (1,500) square feet may be located in the Shopping Center, but not between the premises currently occupied by Target and Pep Boys and not in Shops B where shown on the Lease Plan), poolroom, health club, massage parlor, sporting event, sports or game facility, off-track betting club (c) or for any establishment which sells or displays pornographic material except as may be incidental to a book, record or video store, provided such sale or display of pornographic materials is not the primary purpose of such store and such material are displayed in accordance with first-class business practice, or (d) for any establishment which sells or displays used merchandise or second hand goods except for an antique store or second hand good retailers (such as Play It Again Sports) operating in comparable projects. No restaurants or establishments selling prepared food for consumption on or off premises shall be located between the premises currently occupied by Target an Pep Boys, inclusive or in Shops B (except for a Starbucks-type operation or similar operation or a business where food is sold on an incidental basis or a restaurant where seating is not primary aspect of the operation) as shown on the Lease Plan. Tenant shall not use the Demise Premises for the uses prohibited by this Section 4 (A). With respect to those stores on Schedule Q where Landlord had the right to approve a change in use, Landlord will not approve a change in use in violation of this Section unless such disapproval would put Landlord in default or potential default of such other lease.

WEST COAST BAGEL

Notwithstanding anything to the contrary set forth in the Lease, after the Effective Date, Landlord shall not execute any lease for premises within the Center for the operation of any other "Bagel Store", as defined below ("Exclusive Use"), subject to the following terms and the satisfaction of each and all of the following conditions:

(a) Del Parker and Patricia J. Parker and James Ennis and Patti Ennis (collectively, "Parker/Ennis") is the Tenant under the Lease and has not made a Transfer of the Lease or Tenant's interest in the Premises which requires Landlord's prior written consent in accordance with the terms of Article XIII.

(b) The Exclusive Use is not applicable to any Center leases entered into on or before the Effective Date or to any tenants or occupants existing in the Center on or before the Effective Date or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns.

(c) The Exclusive Use is not applicable to any Center leases for premises which contain five thousand (5,000) or more square feet of gross floor area.

(d) The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date which is the earliest of (i) a change in the Use of Premises set forth in Section 1.1; (ii) the effective date of any default by Tenant under the Lease beyond any applicable cure period; and (iii) the expiration or earlier termination of the Lease.

(e) The term "Bagel Store" shall mean the business operation of a new tenant which sells primarily bagels. For purposes of this Section 6.2, the phrase "tenant which sells primarily" shall mean a tenant whose gross sales from the sale of bagels exceeds fifty percent (50%) of such tenant's annual gross revenue at the Center or whose gross sales from the sale of bagels baked upon such tenant's premises exceeds fifteen percent (15%) of such tenant's annual gross sales. Landlord shall have the right to provide a copy of this Section 6.2 to any tenant or prospective tenant of the Center.

Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to maintain or enforce the terms of this Section 6.2 or any similar provision of the Lease to the extent same would be in violation of any anti-trust law. If such anti-trust violation is the basis of a claim or counterclaim against Landlord in connection with Landlord's attempted enforcement of this exclusive, then Landlord shall promptly consult with Tenant regarding Tenant's desire to further pursue enforcement of this exclusive. In addition, Tenant shall defend, indemnify and save Landlord and its employees, agents and assigns harmless from and against any and all losses, damages, actions, causes of action, claims, liabilities, demands, costs and expenses including, without limitation, attorneys' fees, arising out of the Exclusive Use restrictions set forth herein or arising out of the enforcement of such restrictions.

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE ("Agreement") is made as of May 15th, 2019 ("Effective Date"), by and between by and between **SY VENTURES V, LLC**, a California limited liability company ("Landlord"), and **GLOBAL BB GROUP, INC.**, a California corporation, dba J-San Izakaya ("Assignor") and **GLOBAL BB GROUP, INC.**, a California corporation, dba Yoshiharu Ramen ("Assignee" or "Tenant").

RECITALS

A. Landlord and Assignor (as the successor-in-interest to Assignee) are parties to that certain Shopping Center Retail Shop Lease dated November 23, 2016; which was assigned to Assignor pursuant to that certain Assignment of Lease dated January 15, 2018 (collectively, the "Lease"), for the lease of certain premises known as 4004 Grand Avenue, Suite C, and having approximately one thousand eight hundred (1,800) ("Premises"), in a commercial project commonly referred to as Chino Spectrum Marketplace ("Center"), located in the City of Chino, State of California, all as more particularly set forth in the Lease.

B. Assignor desires by this Agreement to assign all of its right, title and interest in and to the Lease to Assignee subject to the terms of the Lease and this Agreement.

TERMS

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. **Defined Terms**. All initial capitalized terms used in this Agreement shall have the same meaning given such terms in the Lease, unless otherwise defined in this Agreement.

2. **Assignment**

2.1. ***Assignment***. Assignor assigns to Assignee all of its right, title and interest in the Lease as of the Effective Date set forth above.

2.2. ***Assumption***. Assignee acknowledges that it has received a copy of the Lease from Assignor and that Assignee assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Assignor under the Lease. Without limiting the preceding, Assignee further agrees that it shall pay to Landlord, upon demand, any rent (including without limitation, Minimum Annual Rent, additional rent and all other charges under the Lease) which (a) shall be outstanding against Assignor as of the Effective Date and which Assignor has failed to pay to Landlord and/or (b) which, as a result of any adjustment provided in the Lease, may become due against insufficient payment(s) of any previously paid sum(s).

2.3. ***Assignor's Obligations***. Assignor shall remain obligated to Landlord for the full performance of all covenants, conditions, obligations and duties required of Tenant under the Lease and

shall not be relieved of any such performance thereunder as a result of the assignment or this Agreement. However, as of the Effective Date, Assignor shall have no continuing or future possessory rights in and to the Premises and thereafter waives any right it may possess to receive notice from Landlord relative to this Agreement or the Lease.

2.4. ***Security Deposit.*** Assignor agrees that the Security Deposit currently held by Landlord ($5,400.00) shall be retained by Landlord and Assignee agrees to deposit with Landlord an additional amount of One Thousand Four Hundred Twenty Four and 00/100 Dollars ($1,424.00) for a total Security Deposit of Six Thousand Eight Hundred Twenty Four and 00/100 Dollars ($6,824.00) in full compliance with the Security Deposit requirements of the Lease as of the Effective Date. Any Security Deposit remaining at the end of the Lease Term shall be paid to Assignee after full satisfaction of any amount owed to Landlord. Assignor, therefore, waives for itself, its successors and assigns any and all rights it may have now or in the future to the Security Deposit.

2.5. ***Consent of Landlord.*** Landlord's consent to the assignment of the Lease to Assignee shall be effective only at such time as this Agreement has been executed by all of the parties hereto.

2.6. ***Assignor's Representations.*** Assignor represents and covenants as follows:

2.6.1. That the Lease is in full force and effect, Assignor's interest therein is free and clear of all encumbrances, and Assignor has fully performed all covenants and obligations under the Lease and has not done or permitted any acts in violation of the covenants contained in the Lease.

2.6.2. That it has not heretofore assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Lease or its interest therein.

2.6.3. That Landlord has fully performed all the covenants and obligations on its part to be performed and observed under the Lease; that Landlord has not done or permitted any act or acts in violation of any of the covenants, provisions or terms thereof; and that there is not now in existence any reason or claim to offset, deduct or decrease any payments due under the Lease.

2.7. ***Assignee's Representations.*** Assignee acknowledges and represents that it has inspected the Premises and hereby agrees to take the Premises in the condition existing upon the Effective Date.

2.8. ***Assignee's Address for Notices.*** Assignee's address for notices shall be: 6940 Beach Boulevard, Suite D-730, Buena Park, CA 90621, c/o Apiis Financial.

2.9. ***Assignor's Address for Notices.*** Commencing on the Effective Date, Assignor shall have no right whatsoever to receive Notices under the Lease, hereby waives any other right it may otherwise claim to receive any Notices whatsoever

3. **Fee.** Prior to the Effective Date, Assignor and/or Assignee paid to Landlord an agreed upon sum, which Assignor agrees is fair compensation for Landlord's handling and processing of this transaction and as required pursuant to the provisions of Article 13 of the Lease.

4. **Guaranty of Lease**. In consideration for Landlord entering into this Agreement, Assignor shall obtain a guaranty of the Lease and this Agreement wherein JAMES CHAE, an individual, and JENNIE YEON CHAE, an individual, shall guarantee the performance of Assignor and Assignee under the Lease and this Agreement, by causing the same to execute and return to Landlord, concurrently with the execution and delivery of this Agreement, a Guaranty of Lease in the form attached hereto as Exhibit A.

5. **Guarantor**. As of the Effective Date, LONGJI JIN, an individual ("Guarantor") is hereby released from the obligations set forth in the Guaranty of Lease previously executed by Guarantor. Notwithstanding the foregoing to the contrary, the release of Guarantor as set forth herein shall not be deemed to release Guarantor from any obligations or liabilities of Tenant occurring or accruing at any time prior to the Effective Date, and to that extent the liabilities and obligations of Guarantor hereunder shall survive the foregoing release.

6. **Guarantor**. JASON JIN, an individual, guarantor of the Lease ("Guarantor"), hereby consents to this Agreement and agrees that its Guaranty of the Lease remains in full force and effect and shall be the Guaranty of the Lease as assigned and amended hereby. Although this Agreement provides for the consent of Guarantor, the same shall not, and shall not be deemed, a waiver by Landlord of any provision contained in the Guaranty of Lease including, without limitation, any provision of the Guaranty of Lease providing that (a) no consent of Guarantor shall be required in connection with any extension, modification, alteration or assignment of the Lease, Guarantor having previously consented to each of the foregoing pursuant to the Guaranty of Lease, or (b) Guarantor waives the right of notice pursuant to the Guaranty of Lease. If the consent of Guarantor, or any one of the persons or entities comprising Guarantor, has not been obtained hereinbelow, for whatever reason, the same shall have no effect on the Guaranty of Lease, the Guarantor's continuing obligations thereunder or the effectiveness of this Agreement.

7. **Effect.** Except as expressly modified by this Agreement, the Lease shall remain unchanged and in full force and effect.

8. **No Modification or Waiver**. Except as otherwise set forth in this Agreement, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease.

9. **Captions**. The captions and Section numbers appearing in this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit, amplify, define, construe or describe the scope or intent of the terms or provisions of this Agreement.

10. **Brokers**. Assignor and Assignee shall each hold Landlord harmless from, and indemnify Landlord against, all damages (including attorneys' fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder or other person with whom Assignor and/or Assignee has, or purportedly has, dealt in connection with the transactions set forth in this Agreement.

11. **Counterparts**. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12. **Successors**. The provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

13. **Assignor and Assignee's Authority.** Assignor and Assignee each hereby represents and warrants that Assignee/Assignor is not (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Lease Term, an event of default will be deemed to have occurred, without the necessity of notice to Assignor and/or Assignee.

14. **Attorneys' Fees**. In the event either Landlord or Assignor or Assignee shall institute any action or proceeding against the other relating to this Agreement, then and in that event, the party not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys' fees and all costs and disbursements incurred therein by the prevailing party.

[Remainder of Page Intentionally Left Blank]

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the day and year first above written.

LANDLORD:

SY VENTURES V, LLC,
a California limited liability company

By: Shin Yen Equity, Inc.,
a California corporation
Its: Managing Member

By: [signature]
Wan-I-Huang, President

ASSIGNOR:

GLOBAL BB GROUP, INC., a California corporation, dba J-San Izakaya

By: [signature]
Name: Jason Jin
Its: ______________________

ASSIGNEE:

GLOBAL BB GROUP, INC., a California corporation, dba Yoshiharu Ramen

By: [signature]
Name: JAMES CHAE
Its: CEO

CONSENTED AND AGREED TO BY:

GUARANTOR:

LONGJI JIN, an individual

By: [signature]
Longji Jin

JASON JIN, an individual

By: [signature]
Jason Jin

EXHIBIT A

GUARANTY OF LEASE

This GUARANTY OF LEASE ("Guaranty") is given by JAMES CHAE, an individual and JENNIE YEON CHAE, an individual (collectively referred to herein as "Guarantor") to SY VENTURES V, LLC, a California limited liability company (hereinafter call the "Landlord").

WITNESSETH:

As a material inducement to and in consideration of the execution by Landlord of that certain Assignment of Lease dated ____________________, 2019, to which this Guaranty of Lease is attached as Exhibit A, and which constitutes part of, and an assignment of, that certain Shopping Center Retail Shop Lease dated November 23, 2016; which was assigned to Assignor pursuant to that certain Assignment of Lease dated January 15, 2018 (collectively, the "Lease"), for the lease of certain premises known as 4004 Grand Avenue, Suite C ("Premises"), in a commercial project commonly referred to as Chino Spectrum Marketplace ("Center"), located in the City of Chino, State of California, from GLOBAL BB GROUP, INC., a California corporation, dba J-San Izakaya (as "Assignor") and GLOBAL BB GROUP, INC., a California corporation, dba Yoshiharu Ramen (as "Assignee"), Guarantor hereby agrees as follows:

1. Guarantor does hereby unconditionally and absolutely guarantee to the Landlord the full, prompt and complete payment by the Tenant of the rent and all other sums which may be payable by the Tenant under the Lease and the full, prompt and complete performance by the Tenant of any and all terms, covenants, conditions and provisions of the Lease required to be performed by the Tenant without regard to any forbearance, delay, neglect or failure on the part of the Landlord in enforcing same.

2. Except for notices of default, Guarantor does hereby waive notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to the Tenant, and the Guarantor does further expressly hereby waive any legal obligation, duty or necessity for the Landlord to proceed first against the Tenant or to exhaust any remedy the Landlord may have against the Tenant, it being agreed that in the event of default or failure of performance in any respect by the Tenant under the lease, the Landlord may proceed and have right of action solely against either the Guarantor or the Tenant or jointly against the Guarantor and the Tenant. Guarantor further agrees that the Landlord may grant relief or indulgence to the Tenant, or otherwise amend or modify the Lease, without such actions being or being deemed to be a release of the Guarantor's liability under this Guaranty. Any delay on the part of the Landlord in enforcing any rights under this Guaranty or under the Lease or in proceeding first against the Tenant shall not operate as a waiver of rights against the Guarantor hereunder.

3. In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to the Tenant, no limitation of the Tenant's liability under the Lease which may now or hereafter be imposed by any federal, state or other statute, law or regulation applicable to such proceedings, shall in any way limit the obligations of Guarantor hereunder, which obligation is co-extensive with the Tenant's liability as set forth in the Lease without regard to any such statutory limitation. If any trustee, receiver or conservator of the Tenant appointed under any federal or state law relating to bankruptcy, insolvency, debtor's relief or corporate reorganizations rejects the Lease pursuant to any right to do so under the provisions of any such law, the Guarantors' obligation under this Guaranty shall not be affected thereby, but, to the contrary, shall

continue to remain in full force and effect as if the Lease had not been rejected by such trustee, receiver or conservator and was continuing in full force and effect.

4. Guarantor shall not be entitled to make any defense against any claim asserted by the Landlord in any suite or action instituted by the Landlord to enforce this Guaranty or the Lease or to be excused from any liability hereunder which the Tenant could not make or invoke, and Guarantor hereby expressly waives any defense in law or in equity which is not or would not be available to the Tenant, it being the intent hereof that the liability of Guarantor hereunder is primary and unconditional.

5. In the event it shall be asserted that the Tenant's obligations are void or void able due to illegal or unauthorized acts by the Tenant in the execution of the Lease, Guarantor shall nevertheless be liable hereunder to the same extent as Guarantor would have been if the obligations of the Tenant had been enforceable against the Tenant.

6. This Guaranty shall remain in full force and effect as to any modification or amendment of the Lease and despite any assignment of the Tenant's interest under the Lease or any subletting of all or any portion of the leased premises. Guarantor agrees that the terms of the Lease may be altered or modified by agreement of the Tenant without notice to Guarantor and without securing Guarantor's consent, approval or waiver as such act shall not, in any way, affect this Guaranty or release the Guarantor from any liability under this Guaranty. This Guaranty shall remain in full force and effect regardless of whether or not the Tenant is or continues to be owned in whole or in part by Guarantor. The provisions of this Guaranty (and Landlord's right to enforce the same) shall survive any expiration or early termination of the Lease or Tenant's occupancy of the Premises.

7. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the Guarantor, and shall inure the benefit of the heirs, legal representatives, successors and assigns of the Landlord. Guarantor agrees that this contract is performable in California, and waives the right to be sued elsewhere.

8. If Guarantor is a corporation, then the undersigned officer of each such corporation personally represents and warrants that the Board of Directors of each such corporation, in a duly held meeting, has determined that this Guaranty may reasonably be expected to benefit said corporation.

9. Guarantor hereby waives trial by jury in any action, proceeding or counterclaim brought by the Landlord or the Guarantor against the other as to any matter of any kind or nature arising out of or in any way connected with this Guaranty or the Lease. In the event suit or action be brought upon and in connection with the enforcement of this Guaranty, Guarantor shall pay reasonable attorneys' fees and all court costs incurred by the Landlord.

[Signatures on Following Page]

IN WITNESS WHEREOF Guarantor has executed this Guaranty as of May 08, 2019.

GUARANTOR:

JAMES CHAE, an individual

By: ______________________
James Chae

JENNIE YEON CHAE, an individual

By: ______________________
Jennie Yeon Chae

STATE OF ______________)
) SS.
COUNTY OF ______________)

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that ______________________ personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her free and voluntary act and deed for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this ________ day of ______________, 20 _____.

My Commission Expires: ______________
Notary Public: ______________________

See attached

STATE OF ______________)
) SS.
COUNTY OF ______________)

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that ______________________ personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her free and voluntary act and deed for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this ________ day of ______________, 20 _____.

My Commission Expires: ______________
Notary Public: ______________________

notary certificate

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles

On May 08, 2019, before me, Judy A. Layland, Notary Public, personally appeared JAMES CHAE and JENNIE YEON CHAE

who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]

assignment of Lease

JUDY A. LAYLAND
COMM. # 2226941
NOTARY PUBLIC • CALIFORNIA
LOS ANGELES COUNTY
Comm. Exp. JAN. 26, 2022